UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Gastar Exploration Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

NOTICE OF THE 2011 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, June 2, 2011

To our Shareholders:

The 2011 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd., an Alberta, Canada corporation (the “Company”), will be held on Thursday, June 2, 2011, 10:00 a.m. (central time), at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. At the Annual Meeting, shareholders will consider and vote on the following proposals:

1.	To fix the Board of Directors at six (6) members;

2.	To elect six (6) members to the Board of Directors to serve until our 2012 annual meeting of shareholders and their successors are elected and qualified;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011;

4.	To approve on a non-binding advisory basis the compensation of our Named Executive Officers as disclosed in the Proxy Statement (the “Proxy Statement”) accompanying this Notice, including in “Compensation Discussion and Analysis” and the tabular and narrative disclosure regarding such compensation located elsewhere in the Proxy Statement, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (“SEC”);

5.	To approve on a non-binding advisory basis the frequency (every one, two or three years) with which an advisory vote on the compensation of our Named Executive Officers should be held; and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common shares at the close of business on April 15, 2011, which is the Record Date, are entitled to notice of and to attend the Annual Meeting or any adjournment thereof and to vote on the above listed matters at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection starting on May 19, 2011 through June 1, 2011 during usual business hours at our offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and will also be available for inspection at the Annual Meeting.

It is important that your common shares are represented at the Annual Meeting, whether or not you plan to attend in person and regardless of the number of common shares you own. If you are a shareholder whose common shares are registered in your name, to ensure your common shares are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing and dating the enclosed proxy card and returning it in the envelope provided for that purpose, in the manner described in the accompanying Proxy Statement. Even if you submit your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

The specific details of the matters proposed to be dealt with at the Annual Meeting are set forth in the accompanying Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2010, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2010, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2010, a copy of which is included in our 2010 Annual Report to Shareholders (the “2010 Annual Report”) that accompanies this Notice. Our 2010 Annual Report is being mailed to registered shareholders with this Notice and the accompanying Proxy Statement on or about April 22, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 2, 2011

In accordance with the rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. The proxy materials, including the Proxy Statement and 2010 Annual Report, are available free of charge at www.gastar.com and www.sedar.com.

DATED this 15th day of April 2011.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. RUSSELL PORTER
J. Russell Porter President and Chief Executive Officer

Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

PROXY STATEMENT FOR THE

2011 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, June 2, 2011

This Proxy Statement (the “Proxy Statement”) contains information about the 2011 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd (“Gastar”, the “Company”, “we”, “us” or “our”). The Annual Meeting will be held on Thursday, June 2, 2011, 10:00 a.m. (central time), at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010.

This Proxy Statement is being furnished to you in connection with the solicitation by our board of directors (the “Board”) of proxies to be voted on at the Annual Meeting. As a shareholder, your vote is very important, and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by proxy. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth below, which are explained in more detail elsewhere in this Proxy Statement and in the discretion of the proxy holder with respect to any other matters properly brought before the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is exercised by (i) submitting written notice to that effect or a new proxy to our Secretary at the registered office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, (ii) submitting written notice to that effect or a new proxy to the chairperson of the Annual Meeting on the day of the Annual Meeting at any time before the polls close at the Annual Meeting, (iii) voting in person at the Annual Meeting or (iv) in any other manner permitted by law. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

The matters to be acted on at the Annual Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2010, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2010, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2010, a copy of which is included in our 2010 Annual Report to Shareholders (the “2010 Annual Report”) included in these proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 2, 2011.

In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”) and in connection with the solicitation of proxies by the Board for the Annual Meeting, we have made our proxy materials available to you free of charge on the Internet in addition to delivering paper versions of these materials to you by mail (including the Notice, this Proxy Statement, the 2010 Annual Report to Shareholders and a form of proxy). Beginning on or about April 22, 2011, these proxy materials are being mailed to our shareholders and are available on the Internet at www.gastar.com and at www.sedar.com.

i

Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIAL, ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board is soliciting your proxy to vote at our Annual Meeting because you owned common shares at the close of business on April 15, 2011, the record date for the Annual Meeting (the “Record Date”), and are therefore entitled to vote at the Annual Meeting. This Proxy Statement, along with a proxy card, is being mailed to shareholders on or about April 22, 2011. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. As a shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the Annual Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend the Annual Meeting. If you are unable to attend the Annual Meeting in person, you may vote by Internet or by signing and returning the attached proxy card in the envelope provided. See “How do I vote my common shares” below.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 2, 2011, 10:00 a.m. (central time), at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010.

Who is soliciting my proxy?

The Board is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing and returning the proxy card or by casting your vote via the Internet, you are authorizing the proxy holders to vote your shares at the Annual Meeting, as you have instructed.

On what matters will I be voting?

At the Annual Meeting, our shareholders will be asked:

1.	To fix the Board of Directors at six (6) members (Proposal 1);

2.	To elect six (6) members to the Board of Directors to serve until our 2012 annual meeting of shareholders and their successors are elected and qualified (Proposal 2);

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal 3);

4.	To approve on a non-binding advisory basis a resolution to approve the compensation of our Named Executive Officers as described in this Proxy Statement, including in “Compensation Discussion and Analysis” and the tabular and narrative disclosure such compensation located elsewhere in the Proxy Statement, pursuant to the compensation disclosure rules of the SEC (Proposal 4);

5.	To approve on a non-binding advisory basis a resolution to determine the frequency (every one, two or three years) with which an advisory vote on the compensation of our Named Executive Officers should be held (Proposal 5); and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

We do not expect any matters to be presented for action at the Annual Meeting other than the items outlined above. By signing and returning the enclosed proxy, however, you grant the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting. Such persons intend to vote on any such other matter in accordance with their best judgment.

In addition, our executive management will report on our business and financial performance during fiscal year 2010 and respond to your questions.

How does the Board recommend that I cast my vote?

The Board unanimously recommends that you vote:

•	FOR fixing the Board at six (6) members;

•

FOR election to the Board of each of the six (6) nominees for director listed in this Proxy Statement, to serve until our annual meeting of shareholders in 2012 and until their successors are elected and qualified;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011;

•

FOR the non-binding resolution approving the compensation of our Named Executive Officers, as disclosed in this Proxy Statement including in “Compensation Discussion and Analysis” and the tabular and narrative disclosure such compensation located elsewhere in the Proxy Statement, pursuant to the compensation disclosure rules of the SEC; and

•	FOR an advisory vote on the compensation of our Named Executive Officers to be held every two years.

How many votes may I cast?

Each of our common shares that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Annual Meeting.

How many votes can be cast by all shareholders?

As of the Record Date, there were 64,863,308 common shares outstanding and entitled to vote at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Can I vote if my shares are held in “street name”?

If your common shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the common shares held in “street name”. As the beneficial owner, you have the right to direct your broker or nominee how to vote your common shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. In order to vote your common shares, you will need to follow the directions your bank or brokerage firm provides you.

What are broker non-votes and abstentions?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when shareholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to the fixing the Board at six members, the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of executive compensation advisory votes, and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to ratification of the appointment of BDO USA, LLP in the discretion of the record holder.

How many common shares must be present to hold the Annual Meeting?

A quorum of shareholders is necessary for a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is the presence, either in person or by proxy, of a holder or holders of not less than 5% of the total outstanding common shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

What vote is required to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required
To fix the Board at six (6) members.	A majority of votes cast by shares present, in person or by proxy, and entitled to vote.

To elect six (6) members to the Board to serve until our annual meeting in 2012 or until their successors are qualified and elected.	The six (6) directors who receive the greatest number of votes cast by shares present, in person or by proxy, and entitled to vote.

To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011.	A majority of votes cast.

To approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.	A majority of votes cast.

To approve the frequency (every one, two three years) with which an advisory vote on the compensation of our Named Executive Officers should be held.	The option (one, two or three years) that receives the majority of votes cast by shareholders present, in person or by proxy, and entitled to vote; provided, however, if no option receives a majority of votes cast, the option that receives the greatest number of votes cast.

As noted above, shares represented by broker non-votes are not considered entitled to vote and are not considered votes cast. Abstentions are counted as present and entitled to vote, but are not considered votes cast. With respect to fixing the Board at six (6) members, abstentions and broker non-votes will have no effect on the result of the vote. With respect to the election of directors, votes may be cast in favor of or withheld from the election of each nominee and the nominees with the most votes are elected. Accordingly, votes that are withheld from a director’s election will count toward a quorum but will not affect the outcome of the vote on the election of a director. Also, broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on the election of a director. With respect to the advisory vote on executive compensation and the advisory vote on the frequency of executive compensation advisory votes, for which the affirmative vote of the holders of a majority of the votes cast is required, abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the outcome of the vote. With respect to the ratification of the appointment of BDO USA, LLP, abstentions are not considered to be votes cast and therefore will not affect the outcome of the vote.

While the advisory vote on executive compensation and the advisory vote on the frequency of executive compensation advisory votes are required by law, the outcome of either will not be binding on our company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Compensation Committee will take into account the outcome of the advisory vote on executive compensation when considering future executive compensation decisions. Likewise, the Board will take into account the outcome of the advisory vote on the frequency of executive compensation advisory vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

How do I vote my common shares?

If you own your common shares as of the Record Date, you may vote by submitting your proxy by mail, by the Internet or in person at the Annual Meeting.

To Vote by Mail. You may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed envelope. The common shares you own will be voted according to the instructions on the proxy card that you provide. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the common shares you own will be voted in accordance with the recommendations of the Board. In order to be valid and acted upon at the Annual Meeting, your proxy card must be received by our registrar and transfer agent, American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least 24 hours before the time of the Annual Meeting or any adjournment thereof, excluding weekends and holidays.

To Vote by the Internet. You may vote online by going to the following Internet address:

http://www.proxyvote.com. Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot. You may use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (central time) on June 1, 2011.

To Vote in Person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at the Annual Meeting. Attending the Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy via mail or by Internet will not prevent you from attending the Annual Meeting and voting in person.

Can I change my vote after I have mailed my proxy card?

You can change your vote and revoke your proxy by doing any one of the following:

•	Submitting written notice to that effect or a new proxy to our Secretary at our registered office at any time up to and including the last business day preceding the day of the Annual Meeting;

•	Submitting written notice to that effect or a new proxy to the chairperson of the Annual Meeting at the Annual Meeting at any time before the polls close at the Annual Meeting;

•	Voting in person at the Annual Meeting; and

•	In any other manner permitted by law.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We do not expect any matters to be presented for action at the Annual Meeting other than the items discussed in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card, whether you submit your proxy in person, over the Internet or by mail, will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Shareholder Proposals and Nominations” for information regarding the submission of shareholder proposals at next year’s annual meeting.

Where can I find the voting results?

We will report the voting results in a periodic report on Form 8-K with the SEC within four business days of the Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and the other proxy materials furnished to shareholders. Our directors, officers and full-time employees may solicit proxies by telephone, e-mail and personal interviews without additional compensation for these services. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names common shares beneficially owned by others to forward to such beneficial owners. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES,

EXECUTIVE OFFICERS AND MEMBERS OF MANAGEMENT

The Board currently is composed of six (6) members: Floyd R. Price (Chairman), John H. Cassels, Randolph C. Coley, Robert D. Penner, J. Russell Porter and John M. Selser Sr. Mr. Cassels was appointed to the Board on March 8, 2011 upon the resignation of John R. Rooney. Mr. Rooney had served as a director on the Board since June 2009. He resigned due to current employment obligations.

The Corporate Nominating & Governance Committee has recommended to the Board, and the Board has nominated Messrs. Price, Cassels, Coley, Penner, Porter and Selser for re-election at the Annual Meeting. Information about each director nominee can be found beginning on page 35 in connection with “Proposal 2. Election of the Board”. Although the Board does not contemplate that any of the director nominees will refuse or be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the accompanying proxy will vote for the election of such other person(s) as may be nominated by the Board

Biographical information about our executive officers and other members of our management as of April 1, 2011 is set forth below other than our Chief Executive Officer, who also serves as director.

Name	Age	Position
J. Russell Porter (1) (2)	49	President and Chief Executive Officer
Michael A. Gerlich (1)	56	Vice President ,Chief Financial Officer and Corporate Secretary
Keith R. Blair	56	Vice President/Exploration Manager
Henry J. Hansen	55	Vice President of Land
Michael McCown	56	Vice President – Northeast
R. David Rhodes	52	Vice President of Completion and Production
Sara-Lane Ruzicki	42	General Corporate Canadian Counsel

(1)	Messrs. Porter and Gerlich are our only “Named Executive Officers” as such terms are defined by the rules promulgated by the SEC.
(2)	For a description of the business background and other information concerning Mr. Porter, see page 35 in connection with “Proposal 2. Election of the Board”.

Michael A. Gerlich joined us in May 2005 as Vice President and Chief Financial Officer and was appointed Corporate Secretary on March 8, 2011. Mr. Gerlich has over 31 years of natural gas and oil accounting and finance experience. From 1999 until joining us in 2005, he held various accounting and finance positions at Calpine Natural Gas LP, a wholly-owned subsidiary of Calpine Corporation, an independent electric power generation company listed on the New York Stock Exchange. His last position at Calpine Natural Gas LP was Senior Vice President – Accounting and Finance for natural gas and oil operations of the wholly-owned subsidiary. From 1994 until 1999, Mr. Gerlich served as Vice President and Chief Financial Officer of Sheridan Energy, Inc., an independent natural gas and oil exploration company traded on the NASDAQ, which was acquired in 1999 by Calpine Corporation. Over a 12-year period prior to joining Sheridan Energy, Mr. Gerlich held various accounting and finance positions with Trinity Resources, Ltd., an independent natural gas and oil exploration and production company, with his last position being Executive Vice President and Chief Financial Officer. Prior to that, Mr. Gerlich was also with Deloitte LLP, where the focus of his practice was with energy related clients. Mr. Gerlich is a Certified Public Accountant and graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Accounting.

Keith R. Blair joined us in August 2005 as a Senior Staff Geologist and was promoted to Vice President, Exploration Manager in 2008. Mr. Blair has over 31 years of natural gas and oil experience. He has extensive working knowledge of natural gas and oil basins in Colorado, New Mexico, East Texas, West Virginia/Pennsylvania, Offshore Gulf of Mexico and the Texas/Louisiana Gulf Coast. Prior to joining us, from 1999 until 2005, he was an independent exploration geologist. From 1995 until 1999, Mr. Blair was a Senior Geophysicist at Schlumberger Limited. Prior to 1995, he held an Exploration Manager/Supervisor position at ConocoPhillips for 14 years. He began his career as a well logging engineer with Halliburton Company. Mr. Blair graduated from Texas A&M University with a Bachelor of Science degree in geology.

Henry J. Hansen joined us in September 2005 as Vice President of Land. Mr. Hansen has over 31 years of land management experience. Prior to joining us, Mr. Hansen was Rocky Mountain Land Manager with El Paso Corporation, a natural gas and oil exploration, production and pipeline company, from 1999 until January 2003. From January 2003 until June 2004, he worked as an independent land consultant. Mr. Hansen returned to El Paso Corporation in June 2004, where he was a senior landman until joining us in September 2005. Mr. Hansen graduated from the University of Texas at Austin with a Bachelor of Business Administration in Petroleum Management.

Michael McCown joined us in December 2009 as a Senior Advisor and in July 2010 was elected Vice President – Northeast. Mr. McCown is responsible for all operational activities on our Marcellus Shale assets. Prior to joining us, from 2006 to June 2010, Mr. McCown held various positions with CDX Gas LLC, predecessor to Vitruvian Exploration LLC, including Chief Operating Officer and Senior Vice President &

General Manager. From 2004 to 2006, Mr. McCown was with EOG Resources Inc. as Operations Manager. He has over 30 years experience in production, drilling and operations throughout the United States in the Unitah, Permian and Appalachian Basins. Other experience includes managerial responsibilities for companies including Pennzoil, Devon Energy and East Resources. Mr. McCown has served two terms on the Board of WV Oil and Natural Gas Association and is a former President of that association. He currently is serving his second term on the Board of the Independent Oil and Gas Association of West Virginia and was appointed President of the association, effective August 2010. Mr. McCown holds a Bachelor’s degree in Civil Engineering from Ohio University and is a Registered Professional Petroleum Engineer.

R. David Rhodes joined us in March 2006 as Vice President of Completion and Production. Mr. Rhodes has over 29 years of petroleum engineering experience, focused primarily in the supervision and management of completion and production operations. Prior to joining us in 2006, he managed Oil & Gas Operations and Consulting, Inc., an independent consulting firm he established in May 2001, where he worked as a petroleum engineering consultant for numerous natural gas and oil operators including us. Mr. Rhodes continues to maintain his relationship with Oil & Gas Operations and Consulting, Inc. From 1981 to 2001, Mr. Rhodes held various engineering and management/supervisory positions at Getty Oil Company and Marathon Oil Company (formerly Texas Oil & Gas Company), both of which are major integrated natural gas and oil companies. His last position at Marathon Oil Company was Operations Manager for East Texas and Northern Louisiana. Mr. Rhodes holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

Sara-Lane Ruzicki, LLB has served as an attorney in private practice since April 2001 and has served as our General Corporate Canadian Counsel since May 2000 on a contract basis. From May 2000 until March 2011, she served as Corporate Secretary. From July 1993 to April 2001, she served as an attorney at the law firm of Armstrong Perkins Hudson LLP (formerly Ogilvie and Company) in Calgary, Alberta, Canada, becoming a partner in 1999. Specializing in corporate/securities law, she has acted for issuers in all industry segments in Canada, the United States and internationally, focusing on corporate reorganizations, commercial transactions and initial public offerings of junior emerging companies as well as equity and debt financings, mergers and acquisitions and commercial transactions of senior established companies. Ms. Ruzicki obtained her Bachelor of Law degree at the University of Saskatchewan.

There are no family relationships between our Named Executive Officers, those members of management noted above and our directors.

CORPORATE CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS

Cease Trade Orders

Except as disclosed below, to the knowledge of our management, none of our director nominees is, or within the 10 years before the date of this Proxy Statement has been a director, chief executive officer or chief financial officer of any company (including us) that:

(a)	Was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under securities legislation that lasted for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as a director, chief executive officer or chief financial officer; or

(b)	Was subject to a cease trade order or an order that denied the relevant issuer access to any exemption under securities legislation that lasted for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Penner currently serves as a director of Storm Cat Energy Corporation (“Storm Cat”), a position he has held since January 2005. In November 2008, the U.S. subsidiaries of Storm Cat filed for a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and Storm Cat was subsequently delisted from the Toronto Stock Exchange and the NYSE Amex LLC (the “NYSE Amex”), which delistings remain in effect as of the date hereof. In April 2009, pursuant to an order of the Ontario Securities Commission, the securities of Storm Cat were “cease traded” for a failure to file audited annual financial statements, management’s discussion and analysis and an annual information form, all for the year ended December 31, 2008, and such order remains in effect as of the date hereof.

Bankruptcies

Except as disclosed above under the subheading “Cease Trade Orders,” to the knowledge of our management, none of our director nominees:

(a)	Is, at the date of this Proxy Statement or has been within the 10 years before the date of this Proxy Statement, a director or executive officer of any company (including us) that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	Has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director nominee.

Penalties or Sanctions

To the knowledge of our management, none of our director nominees:

(a)	Has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with the securities regulatory authority; or

(b)	Has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a director nominee.

CORPORATE GOVERNANCE

Information about the Board

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as us. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure by us of our corporate governance practices.

This section sets out our approach to corporate governance and addresses our compliance with NI 58-101 and NYSE Amex listing requirements.

Mandate of the Board

The Board is responsible for managing our business affairs. The primary responsibility of the Board is to promote our best interests and the best interests of our shareholders. This responsibility includes: (i) approving annual capital expenditure budgets and general and administrative expense budgets and reviewing fundamental operating, financial and other corporate plans, strategies and objectives; (ii) outlining key operating parameters including debt levels and ratios; (iii) evaluating our performance and the performance of our senior management; (iv) determining, evaluating and fixing the compensation of executive officers; (v) adopting policies of corporate governance and conduct; (vi) considering risk management matters; (vii) reviewing the process of providing appropriate financial and operational information to shareholders and the public generally; and (viii) evaluating the overall effectiveness of the Board. The Board explicitly acknowledges its responsibility for our stewardship. The Board reviews with management matters of strategic planning, business risk identification, succession planning, communications policy and integrity of internal control and management information systems. The Board fulfills its responsibilities through regular and special meetings.

Current Members of the Board

The Board currently is comprised of six (6) members. The Board has determined that each member of the Board, with the exception of Mr. Porter, has no material relationship with us (either directly or as partners, shareholders or officers of an organization that has a relationship with us) and is independent within the meaning of the NYSE Amex listing requirements and the rules and regulations of NI 58-101 director independence standards. Mr. Porter, as our President and Chief Executive Officer, is not considered to be independent. Further, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Corporate Nominating & Governance Committee and the Reserves Review Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE Amex listing requirements and the rules and regulations of NI 58-101 director independence standards.

The following sets forth the current committee memberships of our six directors:

Name	Audit Committee	Compensation Committee	Reserves Review Committee	Corporate Nominating & Governance Committee
J. Russell Porter, Director, President and Chief Executive Officer	—	—	—	—
John H. Cassels, Director	X	—	X	—
Randolph C. Coley, Director	—	X	—	Chairman
Robert D. Penner, Director	Chairman	—	—	X
Floyd R. Price, Director	—	X	Chairman	X
John M. Selser Sr., Director	X	Chairman	X	—

Board and Committee Meetings

The Board meets a minimum of four (4) times per year. In addition, the Board meets at such other times as may be required if it is not possible to deal with our business at a regularly scheduled quarterly meeting.

The Board facilitates its independent supervision over management in a number of ways, including by holding regular meetings at which members of management and non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.

For the year ended December 31, 2010, each member of the Board and each director that was a member of a committee attended at least 75% of all meetings held by the Board and each committee of which he was a member at the time of the meeting; except, Mr. Price, who was absent from the one Reserves Review Committee meeting.

The following discloses the number of Board and committee meetings held during 2010 and the attendance of each director during the time in which he was a member of the Board and of a committee:

Director	Board Meetings	Audit Committee	Compensation Committee	Reserves Review Committee	Corporate Nominating & Governance Committee
J. Russell Porter	16 of 16	n/a	n/a	n/a	n/a
Randolph C. Coley	16 of 16	4 of 4	3 of 3	n/a	1 of 1
Robert D. Penner	15 of 16	5 of 5	1 of 1	n/a	1 of 1
Floyd R. Price	10 of 10	1 of 1	3 of 3	1 of 1	n/a
John R. Rooney (1)	14 of 16	3 of 4	1 of 1	1 of 1	1 of 1
John M. Selser Sr.	15 of 16	5 of 5	4 of 4	1 of 1	n/a

(1)	Mr. Rooney resigned from the Board effective March 8, 2011 and was replaced, effective immediately, by Mr. Cassels.

Board Composition and Leadership Structure

Mr. Price was appointed Chairman of the Board effective upon the resignation of Mr. Rooney, the previous Chairman, on March 8, 2011. Our President and Chief Executive Officer, Mr. Porter, serves as a director.

In January 2010, we separated the positions of Chairman of the Board and Chief Executive Officer, at which time we named Mr. Rooney as Chairman, and the Board approved amendments to our Bylaws to effect and require such separation. The Board determined that the separation of these roles would maximize management’s efficiency and further our ongoing efforts to strengthen corporate governance and assure shareholder representation and the independent, objective and effective oversight of management. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management. The Board, however, periodically reviews its leadership structure and may make changes in the future as it deems appropriate and in the best interests of the Company and our shareholders. At our 2010 annual meeting of shareholders, our shareholders approved and ratified the above referenced amendments to our Bylaws.

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on our properties, business, operations and industry and on the responsibilities of directors. Board meetings may also include presentations by our management and employees to give the directors additional insight into our business. New directors are provided with access to our publicly-filed documents, technical reports and internal financial information and copies of all of the minutes of Board and committee meetings and corporate governance materials are made available to director nominees. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation.

Nomination of Directors

The Board has delegated the responsibility of identifying new director candidates to the Corporate Nominating & Governance Committee. The process and responsibility of the Corporate Nominating & Governance Committee is set forth on page 14 under the heading “Corporate Nominating & Governance Committee”.

Compensation

The Board has delegated the responsibility of determining compensation strategies and recommending the forms and amounts of compensation for directors, officers, consultants and employees to the Compensation Committee. Please refer to the disclosure on page 13 under the heading “Compensation Committee”.

Position Descriptions

The roles and responsibilities of the Chief Executive Officer are established each year through discussions by and among the Chief Executive Officer, the Compensation Committee and the Board. The roles and responsibilities of the Chief Executive Officer are reviewed, discussed and further defined on an ongoing basis through meetings of the Board and the committees of the Board.

Board Evaluations/Assessments

We have established procedures and surveys for assessing and evaluating the performance of the Board. The surveys completed by each director are summarized and discussed by the Board as a whole with the objective of making appropriate changes to the Board’s policies or procedures to ensure greater Board effectiveness.

Code of Conduct and Ethics

We adopted a Code of Conduct and Ethics for all employees, including our executive officers on December 15, 2005, which was amended and restated on March 22, 2011. A copy of our Code of Ethics, as amended and restated, is available free of charge on our website at www.gastar.com. A copy of our Code of Conduct and Ethics will also be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Communications with the Board

Shareholders or other interested parties may send communications to the Board by writing to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010. Our Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Comments or complaints relating to our accounting, internal accounting controls or auditing matters will be referred to our Audit Committee. Our Audit Committee has procedures for (i) receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The “Whistleblower” policies and procedures adopted by the Audit Committee are available free of charge on our website at www.gastar.com.

Attendance at the Annual Meeting of Shareholders

We do not have a formal policy with regards to director attendance at the annual meetings of shareholders. In 2010, Messrs. Coley, Price and Selser were the only outside directors to attend our annual meeting of shareholders.

INFORMATION ABOUT OUR COMMITTEES OF THE BOARD

The Board has designated a standing Audit Committee, Compensation Committee, Reserves Review Committee and Corporate Nominating & Governance Committee. Each committee has a written charter that has been approved by the Board, which sets forth guidance on the role of the chairman of such committee and the roles and responsibilities of the committee as a whole. In March 2011, the Board and its committees undertook an extensive review of its existing committee charters, Code of Conduct and Ethics and other governance policies. The Board adopted revisions to these charters, the Code of Conduct and Ethics and other governance policies to reflect governance trends and best practices. Each charter is available free of charge on our website at www.gastar.com. A copy of each charter will be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Audit Committee

Composition

The Audit Committee currently consists of Messrs. Penner (Chairman), Cassels and Selser, each of whom the Board has determined to be independent under the rules of the NYSE Amex and Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Penner is an “audit committee financial expert,” within the meaning proscribed by the rules and regulations promulgated by the SEC. He became a member of the Board effective July 16, 2007. Mr. Penner is a retired senior partner with KPMG LLP, whose career of advising public and private clients on tax and accounting matters has spanned almost 40 years. The Audit Committee met five times during 2010.

In accordance with its Charter, the Audit Committee examines and reviews, on behalf of the Board, internal financial controls, financial and accounting policies and practices, the form and content of financial reports and statements and the work of the external auditors. The Audit Committee is responsible for hiring, overseeing and terminating the independent registered public accounting firm and determining the compensation of such accountants. The Chief Financial Officer attends the meetings of the Audit Committee by invitation.

Reliance on Certain Exemptions

At no time since the commencement of our most recently completed year have we relied on the exemptions in Section 2.4 (De Minimus Non-audit Services), Section 3.2 (Initial Public Offerings), Section 3.4 (Events Outside Control of Member), Section 3.50 (Death, Disability or Resignation of Audit Committee member) or Part 8 (Exemptions) of Canadian Multilateral Instrument 52-110 (“MI 52-110”).

Reliance on the Exemption in Subsection 3.3(2) or Section 3.6

At no time since the commencement of our most recently completed fiscal year have we relied on the exemption in Subsection 3.3(2) (Controlled Companies) or Section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances) of MI 52-110.

Reliance on Section 3.8

At no time since the commencement of our most recently completed fiscal year have we relied on Section 3.8 (Acquisition of Financial Literacy) of MI 52-110.

Audit Committee Oversight

At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Audit Committee Charter

The Audit Committee has performed its annual review and assessment of the Audit Committee Charter. A copy of the Charter for the Audit Committee is attached to this Proxy Statement as Appendix A and is available free of charge on our website at www.gastar.com.

Audit Committee Report

The Audit Committee assists the Board of Directors in overseeing matters relating to our accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements, and is responsible for selecting and retaining the independent auditors. The Audit Committee’s responsibilities are more fully described in its Charter. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The Audit Committee met five (5) times during the year ended December 31, 2010.

In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2010, and discussed them with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee discussed and reviewed with BDO USA, LLP all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) on Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence from us and our management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Gastar Exploration Ltd.

Audit Committee

/s/ Robert D. Penner, Chairman

/s/ John H. Cassels

/s/ John M. Selser Sr.

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

*    *    *

Compensation Committee

The Compensation Committee currently consists of Messrs. Selser (Chairman), Coley and Price, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE Amex listing standards. None of our executive officers serves as a member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee. The Compensation Committee met four (4) times during 2010.

The aim of the Compensation Committee is to award and compensate our officers and employees in a manner which provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement in corporate and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive (bonus) paid in cash and long-term equity based incentives.

The Compensation Committee reviews and recommends the compensation philosophy and guidelines for us which include reviewing the compensation philosophy and guidelines for employees, including recommendation to the Board for its consideration and approval related to annual salary, incentive policies and programs, material new benefit programs and material changes to existing benefit programs.

On an annual basis, the Compensation Committee reviews the cash compensation, performance and overall compensation package for each executive officer. It then submits to the Board recommendations with respect to the base salary, bonus and participation in long-term incentive compensation arrangements for each executive officer. In conducting its review, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee’s philosophy and guidelines. In determining 2010 annual incentive cash awards, the Compensation Committee used compensation data previously provided by Longnecker & Associates (“L&A”), a company that monitors executive and board compensation, equity grants and award policies and corporate compensation practices. For more information on the role of the Compensation Committee and the use of independent consulting firms and market data, see “Executive Compensation” below.

A copy of the Charter for the Compensation Committee is available free of charge on our website at www.gastar.com.

Reserves Review Committee

The Reserves Review Committee currently consists of Messrs. Price (Chairman), Cassels and Selser. The Reserves Review Committee met one (1) time during 2010. Its responsibilities include:

•	Reviewing our procedures for providing information to the independent qualified reserve evaluator;

•

Participating annually in meetings with the independent qualified reserve evaluator to determine whether there are any restrictions that could affect the ability of the evaluator to report without reservation; and

•	Reviewing our reserve data with management and the independent qualified reserve evaluator.

A copy of the Charter for the Reserves Review Committee is available free of charge on our website at www.gastar.com.

Corporate Nominating & Governance Committee

In September 2010, we combined the activities of the Corporate Governance and Nomination Committees into one committee. The Corporate Nominating & Governance Committee currently consists of Messrs. Coley (Chairman), Penner and Price, each of whom the Board has determined to be independent under the definition of independence used in the NYSE Amex listing standards. The Corporate Nominating & Governance Committee met one (1) time during 2010.

With respect to governance activities, the Corporate Nominating & Governance Committee has the responsibility of monitoring our overall approach to corporate governance issues which include:

•	Responding to governance recommendations or guidelines from various regulatory authorities;

•	Ensuring that there are adequate policies and procedures in effect to allow us to meet all continuous disclosure requirements;

•	Ensuring that adequate policies and procedures are in effect to identify and manage principal risks of our business; and

•	Reviewing annually our strategic planning process.

With respect to nominations, the Corporate Nominating & Governance Committee assists the Board in ensuring that the Board is comprised of individuals who are best able to discharge the responsibilities of directors, having an understanding of our industry, stage of growth, the law and the highest standards of governance. The tasks and responsibilities are defined in the Charter of the Corporate Nominating & Governance Committee, which was approved by the Board.

The Board currently does not have a policy relating to consideration of director nominees by our shareholders. The Board may consider such a policy in the future. At present, the Board believes that the Corporate Nominating & Governance Committee is in the best position to identify and evaluate director candidates. New candidates are identified by the Corporate Nominating & Governance Committee, whose responsibility is to develop, annually update and recommend to the Board for approval, a long-term plan for the composition of the Board that takes into consideration the following: (i) the independence of each director; (ii) the competencies and skills the Board, as a whole, should possess; (iii) the current strengths, skills and experience represented by each director, as well as each director’s personality and other qualities as they affect dynamics of the Board; and (iv) our strategic direction. Although we do not have a policy regarding the consideration of diversity in assessing a director nominee, the Board considers the individual’s background, experience and competencies that the Board desires to have represented among its members. From time to time, the Corporate Nominating & Governance Committee has used a third party to assist it in identifying and evaluating potential director candidates. Most recently in 2009, the Corporate Nominating & Governance Committee engaged Preng & Associates, an executive search firm, to identify potential director nominees with strong technical and operational backgrounds.

In March 2011, the Corporate Nominating & Governance Committee considered and approved our six (6) director nominees. Our full Board, including our non-independent director, then considered and approved the nominees recommended by the Corporate Nominating & Governance Committee.

A copy of the Charter for the Corporate Nominating & Governance Committee is available free of charge on our website at www.gastar.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation paid to

J. Russell Porter, our President and Chief Executive Officer (“CEO”), and paid to Michael A. Gerlich, our Chief Financial Officer (“CFO”). These individuals are referred to as “Named Executive Officers”. Messrs. Porter and Gerlich are our only Named Executive Officers.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide compensation at a level necessary to retain talented and experienced executives and to motivate them to achieve both short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, following are the key objectives of our compensation programs.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the independent natural gas and oil exploration and production industry. We believe our executive compensation should be comparable to that of the companies with which we compete for talent. Our goal is to provide compensation and benefits at levels that attract, motivate and retain superior executive talent for the long-term.

Shareholder Interest Alignment. One of the objectives of our executive compensation program is to ensure that an appropriate relationship exists between executive pay, our financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk”, through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which have included restricted common shares and stock options. As performance goals are met, not met or exceeded, executives are rewarded commensurately.

Determination of Executive Compensation

Role of the Compensation Committee. Executive compensation is the responsibility of the Compensation Committee (the “Committee”). The Committee operates under a written charter adopted by the Board. Randolph C. Coley, Floyd R. Price and John M. Selser are members of the Board and the current members of the Committee. Mr. Selser is the current Committee Chairman. Each member of the Committee qualifies as an independent director under the NYSE Amex LLC listing standards and under the Exchange Act. A copy of the Committee’s charter is available to shareholders on our website at www.gastar.com.

Philosophy of the Committee. The Committee’s philosophy is strongly driven by a “Pay for Performance” compensation approach that focuses on enhancing shareholder value. The Committee presently targets total compensation, which consists of base salary, annual incentive awards and long-term stock awards at the 50th percentile of its peer group as defined by an independent third party compensation consultant. If management’s efforts cause the Company’s results to materially exceed or lag behind the results of its peer group, total compensation may be adjusted upward or downward from the 50th percentile. The Committee believes that this approach awards and compensates our Named Executive Officers in a manner that fairly provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and the continuous improvement in corporate and personal performance.

During 2010, the Committee reviewed the cash compensation, performance and overall compensation package for each Named Executive Officer. It then submitted to the Board recommendations with respect to the salary, bonus and participation in equity-based compensation arrangements for each Named Executive Officer. In conducting its review of management’s recommendations, the Committee was satisfied that all recommendations complied with the Committee’s philosophy and guidelines.

Interaction between the Compensation Committee and Management. Our CEO plays an important role in the executive compensation process and is closely involved in assessing the performance of our CFO, who is our other Named Executive Officer. He also makes recommendations to the Committee regarding base salary, bonus targets, and performance goals established for the annual incentive plan, as well as weighting and equity compensation for our CFO. Our CEO’s recommendations are based on his review of any market or peer group analysis data provided by our compensation consultant, an assessment of our CFO’s responsibilities and performance, our performance and the compensation that companies in our peer group pay their executives in comparable positions. Our CFO also plays an important role in our executive compensation process. He makes recommendations to the Committee regarding the structure of the annual cash bonus awards program and the target size of such awards. These recommendations are drawn from his previous work experience, informal discussions with other CFOs and review of publicly filed information of other similarly-sized natural gas and oil companies regarding their bonus programs.

Role of Consultant and Market Analysis. For 2010, the Committee utilized 2009 data previously supplied by L&A. For the purposes of its report, L&A’s engagement objectives in 2010 included:

•	Review total direct compensation (base salary, annual incentives and long-term incentives) for the Named Executive Officers;

•

Assess the market competitiveness of executive compensation as compared to our peer group and published surveys of other companies in the natural gas and oil industry with revenues and capital assets comparable to our revenue and capital assets; and

•	Provide conclusions and recommendations for current total direct compensation packages for our Named Executive Officers.

L&A’s approach to this study was based upon its experience in the design of executive compensation programs in the energy industry and external market data procured from the marketplace in which we compete for top-level talent. This experience, along with its competitive market analysis, allowed L&A to make compensation recommendations that provide us with information to attract, retain, and motivate top-level executive talent. Additionally, L&A’s recommendations were tailored to balance external market data and our internal environment to ensure fiscal responsibility.

Specifically, L&A’s approach was to gather compensation data from (a) public peer companies and (b) published salary surveys and to conduct a market comparison analysis of the gathered data. Prior to beginning its analysis, L&A reviewed the composition of our peer group to assess the continued appropriateness of the group and ensure that the included companies were still relevant for comparative purposes. Based on its review, L&A recommended that companies that had been acquired or delisted , as well as companies whose geographic scope and nature of operations differed from ours be removed. L&A also expanded the number of companies included in our peer group, which was comprised of companies with a similar production profile, revenue base and size, as measured by market capitalization. The updated peer group was approved by the Committee as representative of the sector in which we operate. Next, L&A analyzed current total direct compensation (base salary, plus annual incentive, plus long-term incentive), as compared to the updated peer group and published survey data based on industry, size and performance. This was followed by developing conclusions and recommendations, which was reported to the Committee.

Companies reviewed by L&A (the “Peer Group”) included:

Abraxas Petroleum Corp.

Approach Resources Inc.

Brigham Exploration Co.

Carrizo Oil & Gas Inc.

Crimson Exploration Inc.

Double Eagle Petroleum Co.

GeoResources Inc.

GMX Resources Inc.

Goodrich Petroleum Corp.

NGAS Resources Inc.

Ram Energy Resources Inc.

Warren Resources Inc.

Vanguard Natural Resources

Based upon 2009 comparative pay information of our peer group developed by L&A and published survey data, the Committee determined that the Named Executive Officers’ (a) 2010 base salaries were slightly above the 75th percentile of our Peer Group, (b) 2010 total cash compensation (base salary, plus the annual cash incentive award) were approximately midway between the 50th percentile and 75th percentile, (c) 2010 long-term equity awards were below the 50th percentile for our CEO and for our CFO slightly above the 50th percentile, and (d) 2010 total direct compensation (base salary, plus the annual cash incentive award, plus equity incentive awards) were approximately midway between the 50th percentile and 75th percentile. Based upon these findings, the Committee believes that the individual pay components and total direct compensation levels of the Named Executive Officers in 2010 was fair, reasonable and aligned with competitive pay practices of our Peer Group and the published survey data.

Though we review information regarding the compensation practices of our Peer Group of companies and the survey data just discussed, individual compensation decisions for our Named Executive Officers, other than the CEO, are subject to upward or downward adjustment, based on the recommendations of our CEO and a number of factors related to both corporate and individual performance. We use the data regarding the pay practices of companies in our Peer Group as a reference point and as a guide to competitiveness and reasonableness, but we do not adhere to rigid targets, based upon the compensation components of employees at companies within that group. Our present objective is to maintain total direct compensation, consisting of base salary, performance-based cash compensation and equity awards, in proximity to the 50th percentile of our Peer Group. However, the Committee has the discretion to adjust an award upward or downward to account for individual achievement in the last fiscal year, the requirements of a particular position, and market competitiveness for a particular individual’s skills and services, among other factors.

Compensation for our Named Executive Officers and Rationale

Base Salary. Base salary represents the fixed element of the Named Executive Officers’ cash compensation. The base salary reflects results of individual negotiations, economic consideration for each individual’s level of responsibility, expertise, skills, knowledge, experience and performance and reasonable comparability of similar executive base salaries for executives employed by our peer group companies. Each of our Named Executive Officer’s initial annual salary was set in his respective employment agreement but may be adjusted upward or downward at the discretion of the Committee on the anniversary date of each officer’s employment. In 2010, the Committee did not adjust the base salary amounts for Messrs. Porter or Gerlich, which slightly exceed the 75th percentile of Peer Group.

Annual Cash Incentive Awards. Our annual cash incentive awards reflect our philosophy to reward performance. These awards provide our Named Executive Officers with an opportunity to earn an annual cash bonus based on pre-established operational and financial performance targets and an evaluation of individual performance. In April 2010, we increased the targeted bonus percentages of our CEO and CFO to 75% and 50% of their respective base salary amounts so that a target payout would approximate the 50th percentile of annual cash incentive awards granted by the Peer Group, For 2010, the Committee approved a $1,040,000 total Company target cash bonus pool, which was based on the sum of each of our employee’s “target bonus” opportunity expressed as a percentage of the employee’s base salary. The bonus pool is accrued throughout the year, and bonuses are paid out early in the following year. The bonus pool is capped at the lesser of twice the target cash bonus pool total or 10% of earnings before interest, taxes and depreciation and amortization.

At the beginning of the year and as part of our budgeting process, specific operational and financial target criteria are established by the Committee. In developing the appropriate target criteria and their respective weightings, the Committee analyzes the relative importance of each of the target criteria to our business strategy for the upcoming year. Each criterion is given a certain weighting, with 75% of the 2010 potential bonus opportunity contingent on the achievement of specific operational factors and 25% contingent on the achievement of a financial performance factor. During the year, operational and financial performance is measured against the criteria. Judgments that the criteria are being met or not being met may lead to an increase in the pool and an adjustment in the bonus accrual. Criteria and weightings used in 2010 were as follows:

Goal	Threshold	Target	Maximum	Actual	Weighting
Target average annual production (MMcfed)	26.7	30.5	34.3	21.0	15%
Target proved reserve additions (Bcfe)	15.3	18.0	20.7	8.6	15%
Texas average finding costs ($/Mcfe)	$2.86	$2.60	$2.34	$4.94	20%
Texas average controllable lifting costs ($/Mcfe)	$0.42	$0.38	$0.34	$0.52	15%
Average cash G&A expense ($/Mcfe)	$0.79	$0.72	$0.65	$1.55	10%
Operating cash flow ($ in millions)	$23.0	$34.4	$35.0	$10.9	25%

If threshold targets are not met with respect to a criterion, then the portion of the bonus allocable to that criterion is not paid. At the end of the year, an approved bonus pool is calculated based on the bonus pool criteria accomplishments. The amount of the calculated bonus pool is subject to adjustment and final approval by the Committee. For 2010, the Company’s bonus pool target was $1,040,000. Because none of our operational or financial target goals were achieved, neither of our Named Executive Officers was entitled to receive annual cash incentive payouts.

The Committee’s policy is not to award bonuses if performance targets are not met. The Board, however, maintains the ability to award discretionary bonuses if warranted. In light of the contributions of our Named Executive Officer during 2010, the Committee elected to pay discretionary bonuses of $200,000 and $50,000, respectively, to Messrs. Porter and Gerlich. Pursuant to Mr. Porter’s employment agreement, Mr. Porter is guaranteed a bonus equal to 20% of his annual base salary. Therefore, $100,000 of his $200,000 bonus was a guaranteed payment. In considering whether to award the discretionary bonuses in the amount of $100,000 and $50,000, respectively, to Messrs. Porter and Gerlich, the Committee specifically considered the efforts of Messrs. Porter and Gerlich during 2010 related to securing a joint venture partner for our activities in the Marcellus Shale and the continuation of building our position in the Marcellus Shale, which we believe will be cornerstone of future growth. We paid the discretionary cash bonuses in early February 2011.

For 2011, the Committee is reviewing the bonus metrics and the amount of the target bonus pool. The 2011 metrics are expected to be similar to those used in 2010. In addition, the Committee is reviewing additional metrics for the Named Executive Officers, which will measure not only various operational attributes on a per share basis but also will measure our per share price performance against a select peer group of companies similar in size and operations to Gastar. The intent of the Committee is to introduce share value as a part of the overall evaluation of our performance bonus for compensation purposes for our Named Executive Officers.

Long Term Stock-based Compensation. We believe that stock-based compensation is the most effective means of linking compensation provided to our Named Executive Officers with long-term operational success and increases in shareholder value. The Board has discretionary authority to determine granting and vesting periods of stock option and restricted common share grants. We use stock-based compensation as a long-term vehicle for compensation because we believe:

•	Stock-based compensation aligns the interests of our Named Executive Officers with those of the shareholders by providing equity participation to our Named Executive Officers; and

•	The vesting period incorporated into stock-based compensation fosters a longer-term perspective necessary for executive retention, stability and continuity.

Prior to the adopting of the 2006 Plan, the only vehicle that was available to us for long-term equity incentives was grants of stock options. After the adoption of the 2006 Plan, grants of restricted common shares became available as incentive vehicle. During 2007 and 2008, grants of restricted common shares to employees were used as long-term compensation to balance the types of equity incentives that employees had received to date. This change occurred in response to the Committee’s judgment that to retain and attract qualified employees we needed a more definable deferred monetary incentive than was being provided by stock option grants alone. Typically, restricted common shares are granted to new hires at the time of employment and to all others, including our Named Executive Officers and directors, in the first half of the year, as determined by the Committee. In 2009, a combination of stock options and restricted common shares were granted as long-term equity incentives. In 2010, based on our determination that our Peer Group and other competitors had shifted the composition of their equity awards to consist primarily of restricted stock awards, we granted only restricted common share awards. The Committee adheres to our policy of only granting stock-based compensation grants during open trading windows. The 2010 grants of restricted common shares vest in one-quarter increments on the first, second, third and fourth anniversaries of the grant, a vesting period that the Committee believes is an appropriate balance between longer term incentive coupled with an element of shorter term reward.

In 2010, Messrs. Porter and Gerlich received restricted common share grants of 125,000 shares and 87,500 shares, respectively. The fair values of these grants calculated to be 125% and 145% of Messrs. Porter’s and Gerlich’s base salary, respectively, which placed Mr. Porter at 89% of the market 50th percentile and Mr. Gerlich at 102% of the market 50th percentile. The goal of the Committee has been to move more of the Named Executive Officers’ total executive compensation to variable, or “at-risk”, and thus further align the interest of the officer with the shareholders by providing the Named Executive Officers a greater stake in our long-term performance. The 2010 grants were consistent with this goal.

All Other Compensation. The Named Executive Officers are eligible to participate on a non-discriminatory basis in the same comprehensive benefits as are offered to all full-time employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Tax Deductions for Compensation

In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which denies publicly held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or any of their four other most highly compensated executive officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by our shareholders. While the Committee generally considers structuring and administering executive compensation plans and arrangements so that they will not be subject to the deduction limit under Section 162(m), the Committee may in the future approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs it feels to be appropriate.

Post Termination or Compensation and Benefits

On February 15, 2008, our Board approved an amended change of control severance plan (the “Severance Plan”), covering all employees, including the Named Executive Officers. The purpose of the severance plan is to promote stability and continuity of management and employees in the event a change of control transaction should occur (as defined below). Pursuant to the terms of our Severance Plan, our Named Executive Officers are entitled to receive certain post-termination compensation and benefits upon the occurrence of certain events. In order for the Named Executive Officers to receive payments under the Severance Plan, the Named Executive Officers would have to be terminated within two years of a change of control. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control” below.

Hedging Prohibitions

Our insider trading policy prohibits our Named Executive Officers from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. Any such activity would require the approval and authorization of either the CEO or the Chairman of the Audit Committee (in the case of a transaction involving our CEO).

Compensation Committee Report

Board of Directors of Gastar Exploration Ltd.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions referred to above, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the this proxy statement on Schedule 14A.

Gastar Exploration Ltd.

Compensation Committee

/s/ John M. Selser, Chairman

/s/ Randolph C. Coley

/s/ Floyd R. Price

The above Report of the Compensation Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporates this proxy statement by reference therein.

Summary Compensation and Awards

The following table and discussion below sets forth information about the compensation awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2010, 2009 and 2008:

Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus	Stock (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
J. Russell Porter	2010	$500,000	$200,000	$622,500	$—	$—	$—	$1,322,500
President and Chief	2009	$464,824	$1,250,000	$652,800	$45,000	$135,000	$24,492	$2,572,116
Executive Officer	2008	$525,286	$—	$774,749	$—	$345,000	$36,576	$1,681,611

Michael A. Gerlich	2010	$300,000	$50,000	$435,750	$—	$—	$—	$785,750
Vice President and	2009	$300,000	$197,000	$398,000	$30,000	$60,000	$—	$985,000
Chief Financial Officer	2008	$301,827	$—	$443,501	$—	$157,000	$—	$902,328

(1)	The dollar values of restricted stock awards and stock option awards provided in these columns are equal to the aggregate grant date fair value of such grants awarded to Messrs. Porter and Gerlich during the years ended December 31, 2010, 2009 and 2008, prior to a deduction for estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the calculation of these amounts, please see Note 8 – Equity Compensation Plan, Share-Based Compensation Plans to our financial statements as contained in our Form 10-K for the year ended December 31, 2010.

(2)	The breakdown of “All Other Compensation” and explanatory notes are as follows:

Name	Year	Apartment Rental (a)	Automobile Rental (b)	Airfare (c)	Club Membership and Dues	Total
J. Russell Porter (d)	2010	$—	$—	$—	$—	$—
	2009	$13,130	$—	$11,362	$—	$24,492
	2008	$18,026	$852	$13,038	$4,660	$36,576

(a)	Represents the rental and related utility costs for an apartment in Houston, Texas for our CEO.
(b)	Represents the costs related to the use of a rental car for our CEO while he was in Houston.
(c)	Represents the costs of airfare between Houston and Miami, Florida our CEO’s former city of residence.
(d)	During 2010, our CEO received less than $10,000 in perquisites.

The following table shows certain information about the restricted common shares granted to our Named Executive Officers during the year ended December 31, 2010.

Grants of Plan-Based Awards Table

For the Year Ended December 31, 2010

Name	Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold	Target	Maximum
J. Russell Porter	03/26/10	$—	$375,000	$750,000	125,000	$622,500
Michael A. Gerlich	03/26/10	$—	$150,000	$300,000	87,500	$435,750

(1)	This column shows the fair value of the respective restricted share grants as of the grant date. These shares are subject to a 4-year vesting schedule of 25% each year, beginning on the first anniversary date of the grant. The future value of the grant to the grantee will be determined by the market price of the common shares as of the date of vesting.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a narrative of our various compensation plans and the general terms of each:

2006 Plan. At the annual meeting of shareholders held June 4, 2009, the shareholders approved amendments to our 2006 Long-Term Stock Incentive Plan that, effective as of April 1, 2009, merged our Stock Option Plan with and into the 2006 Long-Term Stock Incentive Plan so that all outstanding equity awards and all future equity awards to be made to employees, officers and directors would be under one plan – the “2006 Plan”.

Additionally, the approved amendments to the 2006 Plan (a) provide that the Compensation Committee, in its discretion, may provide in an award agreement that an individual who is granted an award under the 2006 Plan (a “participant”) may elect to have common shares withheld from (or “netted against”) the total number of common shares otherwise issuable to such participant pursuant to his award in order to pay the exercise or purchase price of such award and/or to satisfy all employer tax withholding obligations with respect to the participant’s award under the 2006 Plan, (b) clarify that common shares issuable under the 2006 Plan and forfeited back to the 2006 Plan will be deemed not to have been issued under the 2006 Plan and will again be available for the grant of an award under the 2006 Plan, (c) provide that common shares withheld from (or “netted against”) an award granted under the 2006 Plan for payment of (1) the exercise or purchase price of an award and (2) all applicable employer tax withholding obligations associated with an award will be deemed not to have been issued under the 2006 Plan and will again be available for the grant of an award under the 2006 Plan, (d) provide that the maximum number of common shares that may be subject to stock options, bonus stock awards, and stock appreciation rights granted to any one individual during any calendar year may not exceed 200,000 common shares (subject to adjustment pursuant to Section 11(a) of the 2006 Plan), and (e) provide that the definition of “performance criteria” in the 2006 Plan include a criteria relating to the growth of our proved natural gas and oil reserves.

Our 2006 Plan authorizes our Board to issue stock options, stock appreciation rights, bonus stock awards and any other type of award, which are consistent with the 2006 Plan’s purposes to our directors, officers and employees and our subsidiaries covering a maximum of 6.0 million common shares. The contractual lives and vesting periods for grants are determined by the Board at the time a grant is awarded. Recent stock option grants have an expiration of ten years. The vesting schedule for stock option grants has varied from two years to four years but generally has been over a four-year period vesting at 25% per year beginning on the first anniversary date of the grant. Stock options granted pursuant to the 2006 Plan have exercise prices determined by the Board, but an exercise price cannot be less than the market price on the date immediately prior to the date of grant as reported by any stock exchange on which our common shares are listed. The vesting period for recent restricted common stock grants have typically been over four years, with one-quarter vesting on the first, second, third and fourth anniversaries of the date of grant.

Employee Severance Plan. A change of control is defined in the severance plan to mean (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board or (3) a sale or other disposition of all or substantially all of our assets. The Severance Plan does not change the specific, non-change of control severance payments in place under the existing employment agreements with our Named Executive Officers but does provide change of control severance benefits to the Named Executive Officers only if they are greater than the severance benefits provided under the employment agreement. The Severance Plan does not allow for any duplication of severance benefits.

For the Named Executive Officers, the Severance Plan provides that if a Named Executive Officer’s employment is terminated within two years following a change of control for any reason other than (i) death, (ii) disability, (iii) by us for “cause” or (iv) by the Named Executive Officer for other than a “good reason,” the Named Executive Officer will receive a lump-sum payment equal to a multiple that is equal to the applicable severance period, as set forth in the Severance Plan, times the sum of (1) his annual salary and (2) annual target bonus.

The following summarizes the severance periods and target bonus percentages for the Named Executive Officers set forth in the Severance Plan:

	Severance Period In Years	Target Bonus Percentage
Chief Executive Officer	3.00	75%
Chief Financial Officer	2.50	50%

Additionally, during the applicable severance period, Named Executive Officers would receive reimbursement for the cost of COBRA continuation health care coverage, less the amount charged at the time of termination to the employee for medical coverage.

If the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officer will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment.

If the individual’s employment is terminated within six months prior to a change of control and it is reasonably shown to have been in connection with the change of control, then the change of control will be treated with respect to that employee as having occurred prior to his or her termination.

Employment Agreements. We entered into employment agreements with J. Russell Porter, our President and CEO, and Michael A. Gerlich, our CFO, effective February 24, 2005, and May 17, 2005, respectively, each amended July 25, 2008. Mr. Porter’s employment agreement was amended on February 3, 2011 to remove a provision that allowed him to trigger severance payments by providing the Company with six months notice. The agreements with Messrs. Porter and Gerlich set forth, among other things, annual compensation, and adjustments thereto, minimum bonus payments, fringe benefits, termination and severance provisions. The agreements renew annually; however, they may be terminated at any time with or without cause.

Mr. Porter’s employment agreement provides that he is entitled to a minimum annual bonus in an amount that may take the form of cash compensation, the award of stock or stock options, royalty rights or otherwise and that he shall receive an annual cash bonus equal to at least 20% of his annual base salary. The employment agreement further provides that such bonuses shall reflect not only the results of our operations and business, but also his contribution as President and CEO.

Mr. Gerlich’s employment agreement provides that the Committee may on a yearly basis, or more frequently, award Mr. Gerlich a discretionary bonus or bonuses based not only on the positive results of our operations and business, but Mr. Gerlich’s contribution as CFO. Such bonuses may take the form of cash compensation, the award of common shares or stock options, royalty rights or otherwise.

Salary and Cash Bonus in Proportion to Total Compensation

The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of base salary and cash bonus (excluding long-term incentive cash awards) for the year 2010.

Base Salary and Cash Bonuses as a Percentage of Total Compensation
J. Russell Porter	53%
Michael A. Gerlich	45%

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of December 31, 2010:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (1)
J. Russell Porter (2)	04/05/06	30,000	—	$20.51	04/05/16	—	—
	07/14/06	200,000	—	$11.60	07/14/16	—	—
	03/19/09	7,500	22,500	$2.60	03/19/19	—	—
	07/03/07	—	—	—	—	15,000	$64,500
	05/16/08	—	—	—	—	30,000	$129,000
	03/19/09	—	—	—	—	11,250	$48,375
	09/04/09	—	—	—	—	123,750	$532,125
	03/26/10	—	—	—	—	125,000	$537,500

Michael A. Gerlich (3)	01/16/06	50,000	—	$21.60	01/16/16	—	—
	04/05/06	20,000	—	$20.51	04/05/16	—	—
	07/14/06	60,000	—	$11.60	07/14/16	—	—
	03/19/09	5,000	15,000	$2.60	03/19/19	—	—
	07/03/07	—	—	—	—	9,166	$39,414
	05/16/08	—	—	—	—	20,000	$86,000
	03/19/09	—	—	—	—	7,500	$32,250
	09/04/09	—	—	—	—	75,000	$322,500
	03/26/10	—	—	—	—	87,500	$376,250

(1)	The closing price of our common shares on December 31, 2010 was $4.30.
(2)	The 22,500 unvested stock options granted to Mr. Porter on 03/19/09 vest 33.3% on 03/19/11, 03/19/12 and 03/19/13. The 15,000 unvested restricted common shares granted to Mr. Porter on date 07/03/07 vest 100% on 07/03/11. The 30,000 unvested restricted common shares granted to Mr. Porter on 05/16/08 vest 50.0% on 05/16/11 and 05/16/12. The 11,250 unvested restricted common shares granted to Mr. Porter on 03/19/09 vest 33.3% on 03/19/11, 03/19/12 and 03/19/13. The 123,750 unvested restricted common shares granted to Mr. Porter on 09/04/09 vest 33.3% on 09/04/11, 09/04/12 and 09/04/13. The 125,000 unvested restricted common shares granted to Mr. Porter on 03/26/10 vest 25.0% on 03/26/11, 03/26/12, 03/26/13and 03/26/14.
(3)	The 15,000 unvested stock options granted to Mr. Gerlich on 03/19/09 vest 33.3% on 03/19/11, 03/19/12 and 03/19/13. The 9,166 unvested restricted common shares granted to Mr. Gerlich on 07/03/07 vest 100.0% on 07/03/11. The 20,000 unvested restricted common shares granted to Mr. Gerlich on 05/16/08 vest 50.0% on 05/16/11 and 05/16/12. The 7,500 unvested restricted common shares granted to Mr. Gerlich on 03/19/09 vest 33.3% on 03/19/11, 03/19/12 and 03/19/13. The 75,000 unvested restricted common shares granted to Mr. Gerlich on 09/04/09 vest 33.3% on 09/04/11, 09/04/12 and 09/04/13. The 87,500 unvested restricted common shares granted to Mr. Gerlich on 03/26/10 vest 25.0% on 03/26/11, 03/26/12, 03/26/13 and 03/26/14.

Option Exercises and Stock Vested for 2010

During the year ended December 31, 2010, our Named Executive Officers exercised no stock options. The following restricted common shares vested to the benefit of our Named Executive Officers during 2010:

	Stock Awards
Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting
J. Russell Porter	07/03/07	07/03/10	15,000	$54,900
	05/16/08	05/16/10	15,000	$64,350
	03/19/09	03/19/10	3,750	$18,600
	09/04/09	09/04/10	41,250	$134,063

Michael A. Gerlich	07/03/07	07/03/10	9,167	$33,551
	05/16/08	05/16/10	10,000	$42,900
	03/19/09	03/19/10	2,500	$12,400
	09/04/09	09/04/10	25,000	$81,250

Potential Payments Upon Termination or Change of Control

The table below discloses the amount of compensation and/or other benefits due to the Named Executive Officers in the event of their termination of employment, including, but not limited to, in connection with a change in control.

The amounts shown for Messrs. Porter and Gerlich below assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such date and are estimates of the amounts that would be paid to the Named Executive Officers upon their respective termination. The actual amounts to be paid can only be determined at the time the Named Executive Officer is terminated.

Named Executive Officer and Post Termination Benefits	Termination for other than Reasonable Cause (1)	Constructive Termination and Termination in Connection with Change of Control (2)	Termination for Reasonable Cause (3)	Death (1)(4)	Disability (1)(4)
J. Russell Porter:
Salary	$2,250,000	$2,625,000	$—	$2,250,000	2,250,000
Accrued vacation	19,230	19,230	19,230	19,230	19,230
Paid health and medical	19,044	19,044	—	19,044	19,044
Parachute tax gross-up payment (5)	—	1,437,654	—	—	—
Equity compensation (6)	51,000	1,362,500	12,750	12,750	12,750

Total	$2,339,274	$5,463,428	$31,980	$2,301,024	$2,301,024

Michael A. Gerlich:
Salary	$1,125,000	$1,125,000	$—	$1,125,000	1,125,000
Accrued vacation	6,202	6,202	6,202	6,202	6,202
Paid health and medical	31,374	31,374	—	31,374	31,374
Parachute tax gross-up payment (5)	—	341,781	—	—	—
Equity compensation (6)	8,500	890,418	8,500	8,500	8,500

Total	$1,171,076	$2,394,775	$14,702	$1,171,076	$1,171,076

(1)

Per Mr. Porter’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below) and if proper notice is received, Mr. Porter will be entitled to a lump sum severance payment equal to the product of 4.5 multiplied by the highest annual base salary in effect at any time during the one year period preceding his termination. At December 31, 2010, Mr. Porter’s severance was calculated by multiplying $500,000 by 4.5. If Mr. Porter is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section 409A of the Code. If Mr. Porter timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan, which is currently 18 months (the “COBRA Continuation Period”). As of December 31, 2010, the cost for health and medical coverage for Mr. Porter as an employee was $1,058 per month. Mr. Porter currently is entitled to 20 working days of vacation per year. He would receive a lump-sum cash payment of his unused vacation time of up to 10 days that are not used during each year employed. As of December 31, 2010, Mr. Porter had available 10 days of available accrued but unused vacation pay. In addition, effective on Mr. Porter’s termination for any reason other than Mr. Porter elects to terminate his own employment, the unvested portion of all stock options held by Mr. Porter will immediately vest and be exercisable for a period of 90 days. All other terms and conditions of his stock options will remain unchanged, including provision that all stock options will terminate 90 days after Mr. Porter’s termination. As of December 31, 2010, Mr. Porter had 30,000 stock options to acquire common shares at $2.60 per share, all of which would be are considered “in the money”. Of these stock options, 22,500 would be subject to accelerated vesting while 7,500 would remain eligible to be exercised. On December 31, 2010, he had 305,000 unvested restricted common shares, which would be canceled upon his termination.

Per Mr. Gerlich’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below), he will be entitled to a lump sum severance payment equal to the product of 2.5 and the sum of (1) his highest annual base salary in effect at any time during the one year period preceding his termination (at December 31, 2010, this amount was $300,000) and (2) his target bonus amount of 50% of his base salary ($150,000). If Mr. Gerlich is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section 409A of the Code. If Mr. Gerlich timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, the “COBRA Continuation Period”. If Mr. Gerlich dies during the COBRA Continuation Period, his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan. At December 31, 2010, the maximum cost over the 18-month period was $1,743 per month. In addition, Mr. Gerlich will receive a lump-sum cash payment of his unused vacation time of up to 10 days per each year employed, up to a maximum of 15 days. As of December 31, 2010, Mr. Gerlich had 5.4 days of available accrued but unused vacation pay. Per Mr. Gerlich’s stock option agreements, he will have 90 days after termination to exercise all vested options. As of December 31, 2010, the only options that Mr. Gerlich held that were “in-the-money” were 5,000 stock options with an exercise price of $2.60 that would remain eligible to be exercised upon his termination of employment. Additionally, on December 31, 2010, he had 199,166 unvested restricted common shares, which would be canceled upon his termination.

(2)

The Severance Plan provides that if an employee incurs an involuntary termination within a two-year period following a change of control, covered employees, including Named Executive Officers, will receive a lump-sum cash payment equal to the applicable severance period times the sum of the covered employee’s annual pay and target bonus, contingent on the employee executing a full release and settlement agreement. Mr. Porter’s severance period is 3 years, and his annual salary and 75% target bonus at December 31, 2010 were $500,000 and $375,000, respectively. Mr. Gerlich’s severance period is 2.5 years, and his annual salary and 50% target bonus at December 31, 2010 were $300,000 and $150,000, respectively. The Employee Severance Plan provides that if there is a change of control, covered employees, including Named Executive Officers, will be eligible to receive reimbursement of COBRA costs. Other termination or severance compensation is determined by the individual Named Executive Officer’s employment agreement. The employment agreements we have with both Messrs. Porter and Gerlich provide that the amounts received as severance under their employment agreements will offset any benefits provided by the

Severance Plan; because each of the executives would receive the same amount of severance under their employment agreements as under the Severance Plan as of December 31, 2010 the only additional cash benefit provided under the Severance Plan is the gross-up payment for taxes. Additionally, the award agreements for the Named Executive Officers restricted stock agreements and stock option agreements provide for the acceleration of vesting upon a change of control, thus the amounts in the table above reflect the acceleration of the outstanding restricted stock awards and the stock option awards each Named Executive Officer held as of December 31, 2010.

(3)	Per their respective employment agreements, we are not obligated to pay any amounts to Messrs. Mr. Porter or Gerlich other than accrued and unused vacation days and their pro-rata base salary through the date of his termination of employment, as a result of a termination for Reasonable Cause (as defined below). Only the stock options held by each executive that were already vested as of December 31, 2010, would remain eligible for exercise following his termination of employment.
(4)	Per their respective employment agreements, if Messrs. Porter’s or Gerlich’s employment terminates due to death, his eligible beneficiary will be entitled to receive his severance payment as described in Footnote 1 above. If Messrs. Porter’s or Gerlich’s employment terminates due to Disability (as defined below), he shall be entitled to receive a severance payment in the form and amount as determined in Footnote 1 above.
(5)	Our Employee Severance Plan provides that if the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officers will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment (the “gross-up payment”). If the total payments provided to an individual that were contingent on a change in control exceed three times an individual’s “base amount,” that individual is considered to be receiving a “parachute payment.” If the individual is considered to have received a “parachute payment,” then a tax will be imposed on any “excess parachute payment” amount, which is the amount in excess of one times the individual’s “base amount”. To determine Messrs. Porter’s and Gerlich’s amount of the gross-up payment, Messrs. Porter’s and Gerlich’s “base amount” was calculated using the five-year average of his compensation for the years 2005-2009. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2010, (b) the closing price of our stock was $4.30 on such date, (c) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there is no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the equity awards granted were contingent upon a change of control could be rebutted.
(6)	The Severance Plan provides that if there is a transaction that results in a change of control and the surviving entity does not assume or convert the awards, then such awards will immediately vest. For the purpose of this disclosure, we have assumed the surviving entity does not assume or convert the awards. The amount shown is the product of the number of restricted shares held by the Named Executive Officer times the closing price of our common shares on December 31, 2010, or $4.30 per common share or the number of options exercised on December 31, 2010 times the difference between the strike price ($2.60) and the price on the day of exercise ($4.30), or $1.70 per share. Additionally, if termination occurs for any other reason than a change of Control, Messrs. Porter and Gerlich would be able to exercise all in the money vested stock options resulting in equity compensation of $12,750 and $8,500, respectively.

The employment agreements of Messrs. Porter and Gerlich generally use the following terms:

“Reasonable Cause” means any of the following (a) an act or omission that amounts to dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including the willful violation of any of our policies or procedures; (b) a felony conviction; (c) a breach of any material term of the employment agreement; (d) the refusal to perform any services that the Named Executive Officer is required to perform under the employment agreement; or (e) with respect to Mr. Porter’s agreement only, an act that is determined by the vote of two-thirds of the shareholders to constitute “Reasonable Cause” or to be detrimental to our best interests.

“Disability” means the inability to perform the functions essential to the Named Executive Officer’s position with or without accommodation during a continuous 12 month period, due to physical or mental illness of the Named Executive Officer. The date of disability is the last day of the 12-month period. Successive periods of illness or injury that are due to the same or related causes are considered one period of disability unless the Named Executive Officer returns to work full-time for three successive months.

Under Mr. Gerlich’s employment agreement, a “change of control” occurs as a result of a sale of all or substantially all of our assets, purchase of over 50% of our stock, or through merger, consolidation, corporate restructuring or otherwise.

The Severance Plan generally uses the following terms:

“Change of Control” means (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board or (3) a sale or other disposition of all or substantially all of our assets, or (4) the Board’s adoption of a plan of dissolution or liquidation for us.

“Involuntary Termination” means any termination of employment that occurs within two years following a Change of Control and which (1) is by us other than for cause (but excluding a termination due to the employee’s failure to accept comparable employment), or (2) is by the employee for Good Reason. An “Involuntary Termination” does not include: (a) a termination of the employee by us for cause, (b) a termination of the employee due to his death or disability, (c) a voluntary resignation by the employee other than for Good Reason, or (d) any termination of the employee by the employer as a result of the employee declining to accept an offer of comparable employment with a successor employer.

“Good Reason” means the occurrence of any of the following events after a Change of Control: (1) relocating the covered employee’s place of employment without his consent to a place that would constitute a material change in his place of employment 2) reducing the covered employee’s annual base salary or (3) a substantial reduction in the covered employee’s position or responsibilities. In certain circumstances, the occurrence of one of these events within six months prior to the Change of Control may be Good Reason.

The Severance Plan provides that if any payment made, or benefit provided, to or on behalf of a covered employee pursuant to the plan or otherwise (“Payments”) results in a covered employee being subject to the excise tax imposed by Section 4999 of the Code (or any successor or similar provision) (“Excise Tax”), we shall, as soon as administratively practicable, pay such covered employee an additional amount in cash (the “Additional Payment”) such that after payment by the covered employee of all taxes, including, without limitation, any taxes imposed on the Additional Payment, such Covered Employee retains an amount of the Additional Payment equal to the Excise Tax imposed on the Payments. Such determinations shall be made by our independent certified public accounting firm.

Mr. Porter’s employment agreement contains a confidentiality provision applicable both during the term of his employment and following his termination of employment. Pursuant to the confidentiality provision, Mr. Porter agrees to hold in confidence and not disclose any confidential information about our business, except as required in the ordinary course of performing his employment duties with us. A breach of this confidentiality provision could result in a Reasonable Cause termination. Mr. Porter’s employment agreement further provides that, for a period of two years after his termination of employment with us for a reason other than Reasonable Cause (six months if terminated for Reasonable Cause). Mr. Porter shall not compete with us directly or indirectly.

Mr. Gerlich’s employment agreement provides that, unless specifically pre-approved by the CEO in writing, which approval may not be unreasonably withheld, Mr. Gerlich will not directly compete (as defined in the employment agreement) with us for a period of two years following his termination of employment.

DIRECTORS’ COMPENSATION

For the year ended December 31, 2010, non-employee directors received the following fees:

•	$2,000 per month, paid semi-annually;

•	An aggregate of $6,000 per year for each committee Chairman; and

•	$1,000 for each meeting of the Board attended in person. No additional fees are paid for attendance at committee meetings, which are held on the same day as a Board meeting.

We also grant to our non-employee directors stock options and restricted common shares under our stock-based compensation plan in addition to their specified cash compensation to be paid as directors. These grants are, in part, to compensate our directors for the strict regulatory role in which they have to operate and to provide them with incentives to remain as a director by offering them a long-term stake in our potential future value.

The following table shows certain information about non-employee director compensation for the year ended December 31, 2010:

Director Compensation Table

	Fees Earned or Paid in Cash	Option Awards (1)(2)	Common Shares (1)(3)	Total
John H. Cassels (4)	$—	$—	$—	$—
Randolph C. Coley	$37,000	$109,440	$74,700	$221,140
Robert D. Penner	$37,000	$—	$74,700	$111,700
Floyd R. Price	$20,000	$103,164	$61,050	$184,214
John R. Rooney	$29,000	$—	$74,700	$103,700
John M. Selser Sr.	$37,000	$—	$74,700	$111,700

(1)	The amounts shown in these columns represent the aggregate stock-based compensation expense to be incurred in the future, also known as “fair value” (prior to a deduction for estimated forfeitures) at the date of grant for stock option and restricted common shares grants received by non-employee directors during 2010.
(2)	The fair values of stock option awards are determined in accordance with FASB ASC Topic 718 by using the Black- Scholes-Merton valuation model as of the date of grant and represent the total amounts of stock-based compensation expense to be recognized for financial reporting purposes. See Note 8 – “Equity Compensation Plans – Determining Fair Value of Stock Options” to our consolidated financial statements for the year ended December 31, 2010 contained in our 2010 Annual Report. At December 31, 2010, Messrs. Coley, Penner, Price, Rooney and Selser held stock options to purchase an aggregate of 40,000, 55,000, 40,000, 40,000 and 75,000 common shares, respectively. As was previously customary, both Messrs. Coley and Price received option awards to purchase 40,000 common shares when they became directors in 2010. The fair value of these awards was determined, as stated above, using parameters as of the date of grant.
(3)	The fair values of restricted share awards are determined in accordance with FASB ASC Topic 718 and represent the total amounts of stock-based compensation expense to be recognized for financial reporting purposes. The fair value of restricted common shares is the closing price of the shares the day immediately preceding the date of grant times the number of common shares granted. At December 31, 2010, Messrs. Coley, Penner, Price, Rooney and Selser held 15,000, 48,958, 15,000, 37,500 and 48,958 restricted common shares, respectively, subject to vesting. As was previously customary, both Messrs. Coley and Price received restricted awards of 15,000 common shares each when they became directors in 2010. The fair value of these awards was determined, using the closing price on the preceding day of the date of grant. Mr. Coley’s restricted share grant coincided with the annual long-term incentive grants to the incumbent directors. The fair value of Mr. Prices restricted share grant used the closing price on the preceding day of the date of his grant.

(4)	Mr. Cassels joined the Board on March 8, 2011 and, therefore, was not entitled to receive any compensation during the year ended December 31, 2010.

For the year ending December 31, 2011, non-employee directors are expected to receive the fees listed below. Effective January 1, 2011. The annual retainer fees are to be paid semi-annually in arrears including meeting fees for the prior quarters.

$ 35,000	Annual director retainer
$ 15,000	Chairman of Board annual retainer
$ 10,000	Chairman of Audit Committee annual retainer
$ 7,500	Chairman of Compensation Committee annual retainer
$ 7,500	Chairman of Nominating and Corporate Governance Committee annual retainer
$ 1,000	In-person meeting attendance fees
$ 500	In-person meeting but attended telephonically
—	Telephonic meeting fees
—	Fees for Committee Meetings

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of common shares by:

•	Each of our directors;

•	Each of our executive officers, as listed in the Summary Compensation Table, set forth under “Executive Compensation”;

•	All of our executive officers and directors as a group; and

•	Each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

The table below is based upon information supplied by executive officers, directors, principal shareholders and from documents filed with the SEC. Applicable percentages are based on 64,862,341 common shares outstanding on April 1, 2010. To the knowledge of our directors and executive officers, as of April 1, 2011, no person, firm or corporation owns, directly or indirectly, or exercise control or direction over voting securities carrying more than 5% of the voting rights attached to any class of our voting securities, except as indicated below. Unless otherwise stated and subject to community property laws where applicable, management believes that all persons named in the following table have sole voting and investment power over all common shares reported as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Common Shares Outstanding
Our greater than 5% shareholders:

Chesapeake Energy Corporation	6,781,768	10.5%
6100 North Western Avenue, Oklahoma City, OK 73118

BlackRock, Inc.	4,027,111	6.2%
40 East 52nd Street., New York, NY 10022

Tocqueville Asset Mnagement, LP, 40 West 57th, New York, NY 10019.	3,713,090	5.7%
40 East 52nd Street., New York, NY 10022

Our non-employee directors: (1)
John H. Cassels (2)	17,986	*
Randolph C. Coley (3)	42,048	*
Robert D. Penner (4)	111,444	*
Floyd R. Price (5)	32,986	*
John M. Selser Sr.(6)	138,193	*

Our executive officers: (1)
J. Russell Porter, President and Chief Executive Office (7)	1,110,396	1.7%
Michael A. Gerlich, Vice President and Chief Financial Officer (8)	513,970	*

Our directors and executive officers, as a group (8 persons)	1,967,023	3.0%

*	Less than 1%.
(1)	The contact address for our directors and executive officers is 1331 Lamar Street, Suite 650, Houston, Texas 77010. Individuals holding unvested restricted common shares have the right to vote those common shares.
(2)	Mr. Cassels joined the Board on March 8, 2011. He beneficially holds 17,986 unvested restricted common shares.
(3)	As of April 1, 2011, Mr. Coley owned 2,812 common shares directly, beneficially held 29,236 unvested restricted common shares, and held stock options to purchase 40,000 common shares, 10,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price.
(4)	As of April 1, 2011, Mr. Penner owned 12,625 common shares directly, beneficially held 61,319 unvested restricted common shares, and held stock options to purchase 55,000 common shares, 37,500 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(5)	As of April 1, 2011, Mr. Price owned no common shares directly, beneficially held 32,986 unvested restricted common shares, and held stock options to purchase 40,000 common shares, none of which currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(6)

As of April 1, 2011, Mr. Selser owned 14,374 common shares directly, beneficially held 61,319 unvested restricted common shares, and held stock options to purchase 75,000 common shares, 62,500 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(7)	As of April 1, 2011, Mr. Porter owned 427,530 common shares directly, beneficially held 437,866 unvested restricted common shares, and held stock options to purchase 260,000 common shares, of which 245,000 currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(8)	As of April 1, 2011, Mr. Gerlich owned 109,251 common shares directly, beneficially held 264,719 unvested restricted common shares, and held stock options to purchase 150,000 common shares, 140,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2011 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies Relating to Related Party Transactions

Effective April 11, 2011, our Board adopted a formal written related party policy. These written policies and procedures for review, approval or ratification of related party transactions falls within the responsibilities of the Audit Committee. The Audit Committee reviews and approves all related party transactions. In the course of its review, the Audit Committee considers the nature of the transactions and the costs to be incurred by us or payments to us; an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to us from unrelated parties; the business advantage we would gain by engaging in the transaction; and an analysis of the significance of the transaction to us and to the related party. As a matter of course, any Audit Committee member that cannot be viewed as independent with respect to the transaction at issue will withhold his vote and declare his interest in the transaction. A vote of a majority of the remaining members is required to approve a related party transaction.

CHARITABLE CONTRIBUTIONS

During the fiscal year ended December 31, 2010, we did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer that exceeded the greater of $200,000 or 5% of the charitable organization’s consolidated gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on our review of the copies of such reports and written representations that no other reports were required, we believe that all such filing requirements were complied with during the fiscal year ended December 31, 2010; except, a Form 4 filing for Mr. Penner made on September 30, 2010, which was 15 days late due to an administrative error.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the year ended December 31, 2010, Messrs. Coley, Penner, Price, Rooney and Selser each served as members of the Compensation Committee during all or a portion of the year. None of these directors is or has ever served as one of our officers or employees. None of our executive officers serves or has served as a director or member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT

Risk is inherent in business, and it is the responsibility of the senior management to develop and implement the Company’s short and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk.

Board oversight is conducted in part through its committees. In particular, the Audit Committee is charged with oversight of our risks relating to finance, legal, regulatory and accounting compliance and is updated at least quarterly on our compliance with internal controls. The Board satisfies its oversight responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of our particular risks. In addition, we have internal audit systems in place to review adherence to established policies and procedures.

INDEPENDENT ACCOUNTANTS, FEES AND POLICIES

The Board has determined, upon the recommendation and approval of the Audit Committee, to appoint BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

During the two years ended December 31, 2010 and 2009, there were no disagreements between us and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to BDO USA, LLP’s satisfaction, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2010 and 2009 and subsequent interim periods to the date hereof.

Representatives of BDO USA, LLP have been and are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Summary of Audit Fees

Aggregate fees billed for professional services rendered to us by BDO USA, LLP, our principal independent registered public accounting firm, for the years ended December 31, 2010 and 2009 were:

	For the Year Ended December 31,
	2010	2009
	(in thousands)
Audit Fees	$376	$464
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$376	$464

The audit fees for the years ended December 31, 2009 and 2010 were primarily for professional services rendered in connection with the audit of our consolidated financial statements; fees related to the issuance of our $25.0 million term loan in February 2009 and the sale of common shares in December 2010 and May 2009; fees related to our compliance with the Sarbanes-Oxley Act of 2002; and services rendered in connection with quarterly reviews of financial statements and various documents filed with various governmental agencies.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal 1. Fixing the Number of Directors at Six (6)

Our Bylaws require that our shareholders fix the number of directors on the Board for the following year. The Board was fixed by the shareholders at six (6) members at our 2010 annual meeting of shareholders. The Corporate Nominating & Governance Committee has recommended to fix the Board at six (6) members for election to the Board at the Annual Meeting. Our Amended and Restated Articles of Incorporation provide that the Board be comprised of a minimum of three (3) and a maximum of fifteen (15) members. Accordingly, a proposal to fix the number of members of the Board at six (6) is being presented to our shareholders for approval at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy is required to fix the Board at six (6) members.

The Board unanimously recommends a vote “FOR” the proposal to fix the number of members of the Board at six.

Proposal 2. Election of the Board

As of the Record Date, the Board consists of six (6) directors. The term of each director currently serving on the Board will expire on the date of the Annual Meeting. Based upon the recommendation of the Corporate Nominating & Governance Committee, Messrs. Porter, Cassels, Coley, Penner, Price and Selser and have been nominated for election to the Board at this Annual Meeting.

If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Once elected, our directors hold office until our next annual meeting of shareholders, until successors are elected and qualified or until their earlier resignation of removal.

As discussed in more detail under the heading “Corporate Governance” on page 8 of this Proxy Statement, in evaluating individual directors, the Board and the Corporate Nominating & Governance Committee consider the particular experiences, qualifications, attributes and skills of that person to determine whether he should serve as one of our directors, as well as the composition of the Board as a whole. The biographies of each of the nominees below contain information as of April 1, 2011 regarding the person’s service as our director, business experience, other director positions held currently or at any time during the last five years and information regarding involvement in certain legal or administrative proceedings over the past 10 years, if applicable. The biographies also highlight the particular experiences, qualifications, attributes or skills that caused the Nomination and Corporate Nominating & Governance Committee and the Board to conclude that the person should serve as a director of the Company.

J. Russell Porter, 49, has been a member of the Board and has served as our President and Chief Executive Officer since February 2004. From August 2006 until January 2010, he also served as Chairman of the Board. From September 2000 to February 2004, he served as our Chief Operating Officer. Mr. Porter has an energy focused background, with approximately 20 years of natural gas and oil exploration and production experience and five years of banking and investment experience specializing in the energy sector. From April 1994 to September 2000, Mr. Porter served as an Executive Vice President of Forcenergy, Inc., a publicly-traded exploration and production company, where he was responsible for the acquisition and financing of the majority of its assets across the United States and Australia. He currently is a director of Caza Oil & Gas, Inc., a publicly-traded exploration and development company listed on the Toronto Stock Exchange and the London AIM exchange. He is also a member of the board of directors of Stallion Oilfield Holdings, Inc., a private Delaware corporation that owns Stallion Oilfield Services, a private oilfield service company. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Porter holds a Bachelor of Science degree in Petroleum Land Management from Louisiana State University and a MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Porter was chosen as a director nominee because he is our Chief Executive Officer and has proven management skills. He has extensive knowledge of the natural gas and oil industry and experience in managing natural gas and oil assets as well as relationships with chief executives and other senior management of natural gas and oil companies and oilfield service companies throughout the United States. Mr. Porter actively participates in all facets of our business and has a significant influence on both its business strategy and daily operations. Mr. Porter resides in Houston, Texas, USA.

John H. Cassels, 63, was elected to the Board upon the resignation of Mr. Rooney effective March 8, 2011. Mr. Cassels is a Chartered Accountant with 30 years of direct experience in the Canadian natural gas and oil industry, having been a senior officer and director of nine smaller natural gas and oil companies. He is currently a partner and Chief Financial Officer of Purdy Partners Inc., a private equity/merchant bank in Calgary, Alberta, a position he has held since December 2009. From September 2008 until November 2009, Mr. Cassels was a financial consultant to a Canadian oil and gas exploration company operating in both Argentina and Canada. From 2007 through September 2008, he served as a Director of World Cup Operations/Alpine Canada, which organized alpine test events for the 2010 Olympic Winter Games in Vancouver. From 2003 through 2007, he was a founding shareholder, Chief Executive Officer and director of Highview Resources, a publicly-traded firm that built a significant inventory of natural gas and oil prospects in Alberta and Saskatchewan. Mr. Cassels holds a Bachelor of Arts degree from Bishop’s University in Sherbrooke, Québec. Mr. Cassels resides in Calgary, Alberta, Canada. Mr. Cassels was chosen as a director because of his valuable financial expertise and extensive knowledge of the oil and gas industry. His business and management expertise from his position as an executive officer and director of several companies also provides the Board with important perspectives on key corporate governance matters.

Randolph C. Coley, 64, was appointed to the Board in January 2010. Mr. Coley is currently retired and has been since the end of 2008. From 1999 until his retirement at the end of 2008, Mr. Coley was a partner in the Houston, Texas office of the law firm of King & Spalding LLP, where his practice was concentrated in the areas of corporate and securities law. Previously, he served as Executive Managing Director and Head of Investment Banking for Morgan Keegan & Company, Inc. and was a partner in King & Spalding LLP’s Atlanta office. He is a director of Deltic Timber Corporation, a publicly-traded natural resources company engaged primarily in the growing and harvesting of timber and the manufacture and marketing of lumber, a position he has held since 2007. Additionally, he is a member of the audit, nominating and corporate governance committees of that organization. In March 2011, Mr. Coley joined the board of Green Realty Trust, a newly formed REIT specializing in acquisitions of commercial buildings and retrofitting them to green building specifications, where he serves on its audit committee. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Coley earned his undergraduate degree from Vanderbilt University and graduated with a law degree from Vanderbilt School of Law. Mr. Coley resides in Houston, Texas, USA. Mr. Coley was chosen as a director nominee because of his extensive business and legal background and his keen understanding of various corporate governance matters that he has attained through his representation of and service on other public company boards.

Robert D. Penner, 67, became a member of the Board effective July 2007. Mr. Penner currently is and has been an independent consultant since 2004, when he retired from his position as a senior partner with KPMG, after a career of advising public and private clients on tax and accounting matters for almost 40 years. He currently serves on the board of directors for Sustainable Energy Technologies Ltd., a manufacturer and seller of electronic components for grid-connected solar power systems as well as Corridor Resources Ltd., Storm Cat Energy Corporation and Terra Energy Corp., each involved in the exploration, development and production of natural gas and oil. On April 20, 2010, Mr. Penner resigned from the board of directors of Altima Resources Ltd. (successor company to Unbridled Energy Corporation). He additionally serves on the board of directors or as executor/trustee for several private companies and family trusts. Mr. Penner received his Chartered Accountant designation in 1971 in Manitoba and 1977 in Alberta. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Penner is currently the audit committee chairman for each of the public companies of which he is a director and serves on the compensation committees of Terra Energy Corp. and Corridor Resources Inc. Mr. Penner resides in Calgary, Alberta, Canada. Mr. Penner was chosen as a director nominee because of his keen understanding of finance, accounting and various corporate governance matters that he has attained through his career with KPMG and service on other public company boards.

Floyd R. Price, 62, was elected to the Board at our 2010 annual meeting of shareholders and was named Chairman upon the resignation of Mr. Rooney on March 8, 2011. Mr. Price is currently retired and has been since November 2009 when he retired from Apache Corporation (“Apache”), at which time he was serving as Executive Vice President and Exploration Officer. His previous positions at Apache included Executive Vice President – Eurasia, Latin America and New Ventures (2004 – 2010); Executive Vice President (2001 – 2009); President of Apache Canada Ltd. (1999 – 2004); and President of Apache’s international exploration and production subsidiaries (1995 – 1999). He held various other management positions with Apache from 1990 to 1995. Mr. Price is a member of the American Association of Petroleum Geologists and serves on the Board of Trustees for the American Geological Institute Foundation. In addition to Gastar, he is chairman of Tamarack Valley Energy Ltd., a public company on the Toronto Venture Exchange, and is a director of Source Energy, a private company. Mr. Price holds a Bachelors of Arts degree in Geology from Rutgers College and a Masters of Science degree in Geology from the University of Michigan. Mr. Price resides in Bellaire, Texas, USA. Mr. Price was chosen as a director nominee because of his many years of successful operational and executive experience in numerous upper management and executive positions in the natural gas and oil industry and his in depth understanding of the industry at all levels. As a result, Mr. Price has developed in-depth knowledge of the oil and gas industry. Mr. Price’s extensive executive management experience provides him with the necessary skills to be Chairman of the Board.

John M. Selser Sr., 52, became a member of the Board effective March 30, 2007. He is Managing Director of IBERIA Capital Partners LLC, a subsidiary of IBERIA Bank Corporation, a position he has held since 2009. From 2003 until 2009, he was a partner at Maple Leaf Partners, an equity hedge fund. From 1992 to 2003, he was an energy equity analyst for several sell-side firms. From 1984 to 1991, Mr. Selser was a petroleum engineer for major oil companies in various domestic drilling, production and reservoir engineering assignments. He has held no directorship positions in publicly-traded companies during the last five years other than that of Gastar. Mr. Selser holds a Bachelor of Science in both Civil Engineering and Petroleum Engineering from Louisiana State University, Baton Rouge, Louisiana and a Masters of Business Administration from Tulane University, New Orleans, Louisiana. Mr. Selser resides in Baton Rouge, Louisiana, USA. Mr. Selser was chosen as a director nominee because of his significant finance experience as well as his prior engineering and exploration and production experience, which provides a meaningful perspective in the Board’s oversight of the Company’s execution of its long-term business strategy.

Messrs. Porter, Coley, Price and Selser are United States citizens. Messrs. Penner and Cassels are Canadian citizens.

With respect to the election of directors, the six (6) director nominees who receive the greatest number of votes cast by the holders of common shares present in person or by proxy and entitled to vote shall be elected as directors.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees.

Proposal 3.	Ratification of the Appointment of BDO USA, LLP, as our Independent Registered Public Accounting Firm, for the year ending December 31, 2011.

On March 8, 2011, the Audit Committee recommended and approved the appointment of BDO USA, LLP, as our independent registered public accounting firm, for the year ending December 31, 2011. BDO USA, LLP served as our independent registered public accounting firm during the years ended December 31, 2010 and 2009. See “Independent Accountants, Fees and Policies” on page 34. We are seeking shareholder ratification of such appointment. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Unless otherwise directed, it is management’s intention to vote the proxies in favor of an ordinary resolution to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm.

The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of BDO USA, LLP.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Proposal 4.	Advisory Vote on Executive Compensation.

The Board recognizes that executive compensation is an important matter for our shareholders. As described in detail in the “Executive Compensation” section and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our shareholders. To do so, the Compensation Committee uses a combination of short and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and shareholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this Proxy Statement.

Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which requires a non-binding advisory “Say on Pay” vote and gives our shareholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote, this Proposal 4 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The recently enacted Dodd-Frank Act requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our Named Executive Officers (also referred to as “Say-on-Pay”). Accordingly, the following resolution will be submitted for shareholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers and the related compensation philosophy, policies and procedures disclosed in the Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion, pursuant to the compensation disclosure rules of the SEC, is hereby approved.”

The Board recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Proposal	No. 5. Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation.

The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 4 included in this proxy statement. The vote with regard to this Proposal 5 will determine the schedule on which future “Say-on-Pay” proposals like Proposal 4 are presented to shareholders.

By voting on this Proposal 5, shareholders may indicate whether the advisory vote should occur every one, two or three years. After careful consideration of this Proposal 5, the Board has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for the Company, and therefore the Board recommends that you support a frequency period of every two years for the advisory vote on executive compensation.

Setting a two -year period for holding this shareholder vote will enhance shareholders communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every two years will be the most effective timeframe for us to respond to shareholders feedback and provide us with sufficient time to engage with shareholders to understand and respond to the vote results. We also believe a two -year vote would align more closely with the multi-year performance measurement cycle we use to reward long-term performance.

In Proposal No. 4, above, shareholders are asked to vote on an advisory resolution on executive compensation. In this Proposal No. 5, we are asking our shareholders to cast a non-binding advisory vote on the frequency of future advisory votes on executive compensation by choosing one of four choices for this proposal listed on the proxy card: three years, two years, one year or abstain. Although this advisory vote on the frequency of the Say-on-Pay vote is non-binding, the Board will carefully consider and expects to be guided by the option that receives the most shareholder support in determining the frequency of future advisory votes on executive compensation. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with our shareholders and the adoption of material changes to our compensation programs.

The Board recommends a vote of “TWO YEARS” with respect to this proposal.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, shareholders of record who have the same address will receive only one copy of the proxy material unless we have received contrary instructions from one or more of such shareholders. This procedure reduces our printing costs and postage fees. Shareholders at a shared address to which a single copy of the proxy materials was delivered who would like to receive a separate copy of the proxy materials (including with respect to those materials that may be delivered to shareholders in connection with future annual or special meetings of shareholders) should contact us by written notification to our corporate offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010 or by telephone at (713) 739-1800, and upon receipt of such request, we will promptly provide a separate copy of the proxy materials. Shareholders who currently receive multiple copies of the proxy materials at their shared address and would like to request “householding” of their communications should notify us of the same at the contact information set out above.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials for our annual meetings must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at the address indicated on the cover page of this Proxy Statement, so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. However, if the date of the 2012 annual meeting of shareholders is changed by more than 30 days from May 31, 2012, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.

ADDITIONAL INFORMATION

Additional information relating to us is filed with the SEC at www.sec.gov and is available on SEDAR at www.sedar.com. Shareholders may contact us at 1331 Lamar Street, Suite 650, Houston Texas 77010 to request at no charge copies of our 2010 Form 10-K, which includes our financial statements for the year ended December 31, 2010.

*    *    *

Appendix A

GASTAR EXPLORATION LTD.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(Amended and Restated as of March 8, 2011)

The Board of Directors (the “Board”) of Gastar Exploration Ltd. (the “Company”) has established the Audit Committee of the Board (the “Committee”) with authority, responsibility and specific duties as described in this Audit Committee Charter.

I	Purposes

The purposes of the Committee are to:

A.	Oversee the accounting and financial reporting processes of the Company and audits of the Company. Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities regarding the:

•	Integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•

Qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “independent registered public accounting firm”); and

•	Effectiveness and performance of the Company’s internal audit function;

C.	Annually, prepare an Audit Committee Report and publish the report in the Company accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or perform such other functions as the Board may assign to the Committee from time to time.

II.	Membership

The Committee shall consist of not less than three members of the Board. At least one-fourth of the members of the Committee shall be resident Canadians. Each member of the Committee shall be “independent” as defined by the rules of the Securities and Exchange Commission and the listing requirements of the NYSE Amex. Each member of the Committee shall meet the experience requirements of the NYSE Amex, shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable rules of the Securities and Exchange Commission). Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies without prior approval by the full Board. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

The members of the Committee and its Chairman shall be selected annually by the Board, based on the recommendation of the Nominating & Governance Committee, and shall serve at the pleasure of the Board. Any vacancy on the Committee shall be filled by, and any member of the Committee may be removed by, an affirmative vote of a majority of the Board. If a Chairman is not designated by the Board or present at a meeting, the Committee may designate a Chairman by majority vote of the Committee members then in office.

III.	Authority and Responsibilities

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

A.	Authority

The Committee shall have the authority to:

1.	Conduct or authorize investigations into any matter, including, but not limited to, complaints relating to accounting, internal accounting controls or auditing matters, within the scope of the responsibilities delegated to the Committee as it deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

2.	Retain and determine funding for independent legal counsel, accounting experts and other advisors, including the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification), as it deems necessary or appropriate to fulfill its responsibilities. The Committee may also utilize the services of the Company’s regular outside legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to any independent registered public accounting firm engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisors employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.	Delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. However, subcommittees shall not have the authority to engage independent legal counsel, accounting experts or other advisors unless expressly granted such authority by the Committee. Each subcommittee shall keep minutes and regularly report to the Committee.

B.	Responsibilities

The Committee’s responsibilities are limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable laws, rules and regulations. These are the responsibilities of management, the internal auditor (as defined below) and the independent registered public accounting firm.

Interaction with the Independent Registered Public Accounting Firm

1.	Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm hired for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent registered public accounting firm shall report directly to the Committee and the Committee shall routinely review such firm’s performance. In addition, the Committee shall oversee the resolution of any disagreements between the Company’s management and the independent registered public accounting firm regarding financial reporting.

2.	Pre-Approval of Services. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. The Chairman of the Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Committee at a subsequent meeting.

3.	Independence of Registered Public Accounting Firm. The Committee shall, at least annually, review the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered public accounting firm’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

a)	Obtain and review a report prepared by the independent registered public accounting firm describing (i) the firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, involving one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

b)	Discuss with representatives of the independent registered public accounting firm its independence from the Company, and obtain and review a written statement prepared by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and consider the impact that any relationships or services may have on the objectivity and independence of the independent registered public accounting firm.

c)	If applicable, consider whether the provision by the independent registered public accounting firm of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent registered public accounting firm.

d)	Confirm with the independent registered public accounting firm that the firm is in compliance with the partner rotation requirements established by the Securities and Exchange Commission.

e)	Consider whether, in order to assure continuing independence of the independent registered public accounting firm, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

f) Review and evaluate the lead partner of the independent registered public accounting firm.

Annual Financial Statements and Annual Audit

1.	Meetings with Management, the Independent Registered Public Accounting Firm and the Internal Auditor. The Committee shall:

a)	Meet with management, the independent registered public accounting firm and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

b)	Review and discuss with management and the independent registered public accounting firm: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative treatments of financial information within GAAP on the Company’s financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

c)	Review and discuss the annual audited financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Separate Meetings with the Independent Registered Public Accounting Firm.

The Committee shall:

a)	Review with the independent registered public accounting firm any problems or difficulties the independent registered public accounting firm may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent registered public accounting firm are: (i) any accounting adjustments that were noted or proposed by the independent registered public accounting firm but were “passed” (as immaterial or otherwise); (ii) any communications between the audit team and the independent registered public accounting firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accounting firm to the Company. The Committee shall obtain from the independent registered public accounting firm assurances that Section 10A(b) of the Securities and Exchange Act of 1934, as amended, has not been implicated. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

b)	Discuss with the independent registered public accounting firm the report that such firm is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent registered public accounting firm identifies as critical; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed among management and the independent registered public accounting firm, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and (iii) all other material written communications between the independent registered public accounting firm and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal control over financial reporting, the independent registered public accounting firm’s engagement letter, the independent registered public accounting firm’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and classifications not recorded, if any.

c)	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

3.	Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 1(c) and 2(c) of this “Annual Financial Statements and Annual Audit” section, and based on the disclosures received from the independent registered public accounting firm regarding its independence and discussions with representatives of the firm regarding such independence pursuant to subparagraph 3(b) of the “Interaction with the Independent Registered Public Accounting Firm” section, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

1.	Meetings with Management and the Independent Registered Public Accounting Firm. The Committee shall review and discuss the quarterly financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Internal Audit

1.	Appointment and Removal. Each year, the Committee shall review and advise the Board on the selection and removal of the internal audit director or, subject to Board approval, select and contract with outside auditors to perform the function of an internal audit department (the “internal auditor”).

2.	Performance. Each year, the Committee shall review the activities and structure of the internal audit function.

3.	Separate Meetings with the Internal Auditor. The Committee shall periodically meet separately with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant the Committee’s attention. In addition, the Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

1.	The Committee shall review with management and the independent registered public accounting firm the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

2.	The Committee shall review, approve or ratify related party transactions as set forth in the Company’s Related Persons Transactions Policy.

3.	The Committee shall discuss with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

4.	The Committee shall discuss with the Company’s legal counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

5.	The Committee shall request assurances from management, the independent registered public accounting firm and the Company’s internal auditors that any foreign subsidiaries and/or foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

6.	The Committee shall meet separately with management on a periodic basis to discuss matters related to the Company’s internal control over financial reporting and other matters related to the Company’s internal audit function.

7.	The Committee shall review and discuss with management and the independent registered public accounting firm the Company’s report on internal control over financial reporting prior to filing the Company’s Annual Report on Form 10-K.

8.	The Committee shall discuss with management the Company’s guidelines and policies with respect to risk assessment and risk management. In addition, the Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures.

9.	The Committee shall set clear hiring policies for employees or former employees of the Company’s independent registered public accounting firm.

10.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures. The Committee shall also establish procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable compliance matters.

12.	The Committee shall prepare for inclusion in the Company’s proxy statement for its annual meeting of stockholders the report required by the rules of the Securities and Exchange Commission.

13.	The Committee shall review at least annually the Company’s Code of Conduct and its enforcement.

14.	The Committee shall review annually the adequacy and succession planning of the Company’s accounting and financial personnel.

15.	The Committee shall review disclosures by the Company’s Chief Executive Officer and
Chief Financial Officer during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

IV.	Procedures

Meetings. The Committee shall meet at the call of its Chairman, two or more members of the Committee or the Chairman of the Board. The Committee shall meet on at least a quarterly basis (prior to the filing of the Company Form 10-Q and Annual Report on Form 10-K with the Securities and Exchange Commission) and may meet more frequently as circumstances dictate. Meetings of the Committee may be in person, by conference call or by unanimous written consent, in accordance with the Company’s Bylaws. Meetings of the Committee shall be held at such time and place, and upon such notice, as its Chairman may from time to time determine. The Committee shall keep such records of its meetings as it deems appropriate.

Meetings may, at the discretion of the Committee, include non-independent directors, members of the Company’s management, independent advisors and consultants, representatives of the Company’s independent registered public accounting firm, the Company’s internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Those in attendance may observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any director that is not a member of the Committee.

Quorum and Approval. A majority of the Committee is a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

Rules. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of its Chairman and designation of a secretary of the Committee at any meeting thereof.

Reports. The Committee shall maintain minutes of its meetings and make regular oral or written reports to the Board, directly or through its Chairman, of its actions and any recommendations to the Board. These reports shall include a discussion of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

Review of Charter. Each year, the Committee shall review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

Performance Review. Each year, the Committee shall review and evaluate its own performance and shall submit itself to a review and evaluation by the Board.

Fees; Reimbursement of Expenses. Each member of the Committee as well as the Chairman shall be paid the fee set by the Board for his or her services as a member, or Chairman, as the case may be, of the Committee. Subject to the Company’s Governance Guidelines and other policies, Committee members, including the Chairman, will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as Committee members or as Chairman.

VI.	Posting Requirement

The Company shall make this Charter available on or through the Company’s website as required by applicable rules and regulations. In addition, the Company shall disclose in its proxy statement for its annual meeting of stockholders or in its Annual Report on Form 10-K, as applicable, that a copy of this Charter is available on the Company’s website and provide the website address.

*    *     *

While the Committee members have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the Committee members, except to the extent otherwise provided under applicable federal or state law.

Tear Here

GASTAR EXPLORATION LTD.

(the “Corporation”)

2011 NI 51-102 Request Form

TO REGISTERED HOLDERS AND BENEFICIAL OWNERS OF SECURITIES:

National Instrument 51-102 requires that the Corporation send annually to the registered holders and beneficial owners of its securities a request form to allow the security holders to elect to receive a copy of the Corporation’s financial statements. If you wish to receive the Corporation’s financial statements or other selective security holder communications, please complete and return this form.

Please note that this request form will be mailed each year and both registered and beneficial security holders must return this form each year to remain on the Corporation’s distribution list.

TO:	Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: Investor Relations

The undersigned security holder of the Corporation hereby elects to receive:

☐	(A) Annual financial statements and MD&A of the Corporation, or

☐	(B) Interim financial statements and MD&A of the Corporation, or

☐	(C) Both (A) and (B), as described above.

NAME: (Please print)

ADDRESS:

SIGNATURE:		DATE:
I certify that I am a security holder of the Corporation

The financial statements and all public filings are available on the Internet at www.sedar.com with information also available at www.gastar.com. By using the Internet, shareholders can have faster access to information, reduce Gastar Exploration Ltd. costs and help preserve our environment.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF

GASTAR EXPLORATION LTD.

June 2, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, the 2010 Annual Report on Form 10-K

and a Proxy Card are available at - www.gastar.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20633030400000000000 6	060211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3 AND 4

AND “TWO YEARS” FOR PROPOSAL 5 IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
Proposal 2: Elect six (6) members to the Board of Directors.				Proposal 1: Fix the number of Board of Directors at six (6) members.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O John H. Cassels O Randolph C. Coley O Robert D. Penner O J. Russell Porter O Floyd R. Price		Proposal 3: Ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011.	☐	☐	☐
		O John M. Selser Sr.		Proposal 4: Approve on a non-binding advisory basis the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement.	☐	☐	☐
				1 YEAR	2 YEARS	3 YEARS	ABSTAIN

Proposal 5: Approve on a non-binding advisory basis the frequency (every one, two or three years) with which an advisory vote on the compensation of the Company’s Named Executive Officers should be held.

				☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxyholder will have authority to vote FOR Proposals 1, 3 and 4 and “Two Years” for proposal 5 in accordance with the rules and regulations of the Securities and Exchange Commission and FOR all the nominees listed in Proposal 2.
At the said discretion of the said proxyholder, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This Instrument of Proxy is solicited by and on behalf of the Board of Directors of the Company. Each shareholder has the right to appoint a proxyholder other than those designated above, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointment should be legibly printed in the blank space provided. Such shareholder should notify the nominee of his appointment, obtain his consent to act as proxy and should instruct him on how the shareholder shares are to be voted.

This Instrument of Proxy must be dated and executed by the shareholder or dated and executed

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

by the shareholder’s attorney on behalf of the shareholders if such shareholder’s attorney is authorized in writing, to do so. If executed by the shareholder’s attorney, proof of written authorization must be attached to this Instrument of Proxy.

THE UNDERSIGNED HEREBY revokes any proxies previously given.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

1.	This Instrument of Proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered to the Company, care of the offices of American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least twenty-four (24) hours excluding Saturdays, Sundays and holidays, before the time set for the Meeting or any adjournment or postponement thereof.

2.	If the shareholder is an individual, this Instrument of Proxy must be executed by the shareholder or his attorney with written shareholder approval.

3.	If the shareholder is a corporation, this Instrument of Proxy must be executed under corporate seal or by a duly authorized officer or attorney of the corporation.

4.	Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

☐	¢

GASTAR EXPLORATION LTD.

INSTRUMENT OF PROXY

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 2, 2011

This proxy is solicited by the Board of Directors.

The undersigned shareholder of Gastar Exploration Ltd. (the “Company”), hereby appoints J. Russell Porter, President and Chief Executive Officer of the Company, or failing him, Michael A. Gerlich, Vice President and Chief Financial Officer of the Company, or instead of any of the foregoing,                                                     as proxyholder of the undersigned at the Annual General and Special Meeting of the Shareholders (the “Annual Meeting”), to be held on Thursday, June 2, 2011, and at any adjournments or postponements thereof, and at any ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Annual Meeting with authority to vote at the said proxyholders direction, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

(Continued and to be signed on the reverse side)

¢	14475	¢